UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

A. H. Belo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 4, 2011

Dear Fellow Shareholder:

I invite you to attend our annual meeting of shareholders on May 18, 2011 in the lobby of the TXCN Building, 570 Young Street, Dallas, Texas. Included is a map for your use. We hope that you will be able to attend.

Materials being provided include the Notice of Annual Meeting setting forth the business expected to come before the meeting, the 2011 proxy statement, and A. H. Belo’s 2010 annual report. If you requested printed versions of the materials by mail, these materials also include a proxy/voting instruction card for the annual meeting. The proxy statement tells you more about the agenda and voting procedures for the meeting and provides information about A. H. Belo’s directors, including those nominated for election at this year’s meeting.

As permitted by the rules of the Securities and Exchange Commission, most of the Company’s shareholders were mailed a Notice of Internet Availability of Proxy Materials with instructions for electronically accessing these proxy materials and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how you may obtain printed copies of our proxy materials free of charge. We believe that this approach allows us to provide our shareholders with the information they need to vote their shares while reducing delivery costs and conserving natural resources.

For those A. H. Belo shareholders with access to the Internet, we encourage you to vote your shares on line. Detailed instructions on how to vote over the Internet or by telephone are set forth in the proxy materials and in the Notice of Internet Availability of Proxy Materials. We encourage you to elect to receive future annual reports, proxy statements, and other materials over the Internet by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Whether or not you attend the meeting, it is important that your shares be represented at the annual meeting. I encourage you to vote your shares as soon as possible either by returning your proxy/voting instruction card or by voting using the Internet or telephone voting procedures outlined in the proxy materials or in the Notice of Internet Availability of Proxy Materials. If you are unable to attend the annual meeting in person, you may listen to the meeting by Webcast on our Web site (www.ahbelo.com/invest).

I hope to see you on May 18.

Sincerely,

Robert W. Decherd
Chairman of the Board
President and Chief Executive Officer

P. O. Box 224866 Dallas, Texas 75222-4866 Tel. 214.977.8200 Fax 214.977.8201
www.ahbelo.com           Deliveries: 508 Young Street           Dallas, Texas 75202

P. O. Box 224866
Dallas, Texas 75222-4866
www.ahbelo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2011

To A. H. Belo Shareholders:

Please join us for the 2011 annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”). The meeting will be held in the lobby of the TXCN Building at 570 Young Street, Dallas, Texas, on Wednesday, May 18, 2011, at 1:30 p.m., Dallas, Texas time. The annual meeting of shareholders will be simultaneously Webcast on A. H. Belo’s Web site (www.ahbelo.com/invest). Following the conclusion of the meeting, a replay of the Webcast will be archived on A. H. Belo’s Web site.

At the meeting, holders of A. H. Belo Series A common stock and A. H. Belo Series B common stock will act on the following matters:

1.	Election of the four directors named in the proxy statement;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm;

3.	Approval of an advisory resolution on executive compensation (say-on-pay);

4.	An advisory vote on the frequency of future say-on-pay votes (say-on-frequency); and

5.	Any other matters that may properly come before the meeting.

All record holders of shares of A. H. Belo Series A common stock and A. H. Belo Series B common stock at the close of business on March 22, 2011 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to shareholders via the Internet. Shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will expedite receipt of the materials by our shareholders, reduce any environmental impact, and lessen our printing and mailing costs.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a Web site where shareholders can access the proxy materials and vote their shares; and a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of the proxy materials, including our proxy statement, annual report to shareholders, and form of proxy/voting instruction card, free of charge.

By Order of the Board of Directors

DANIEL J. BLIZZARD
Secretary

April 4, 2011

P. O. Box 224866
Dallas, Texas 75222-4866
www.ahbelo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On May 18, 2011

This proxy statement contains information related to the annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”) to be held on Wednesday, May 18, 2011, beginning at 1:30 p.m., Dallas, Texas time, in the lobby of the TXCN Building at 570 Young Street, Dallas, Texas, and any postponement or adjournment of the meeting.

A Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed or otherwise sent to shareholders of A. H. Belo on or about April 4, 2011. Paper copies of this proxy statement and related proxy/voting instruction card will be distributed to shareholders beginning on or about April 6, 2011.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting to Be Held on May 18, 2011. A. H. Belo’s 2011 proxy statement and the 2010 annual report, which includes consolidated financial statements for the year ended December 31, 2010, are available at http://bnymellon.mobular.net/bnymellon/ahc. These documents are also posted on our Web site at www.ahbelo.com.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of directors, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, an advisory resolution on executive compensation (say-on-pay), an advisory vote on the frequency of future say-on-pay votes (say-on-frequency), and any other matters properly brought before the meeting. Management will report on A. H. Belo’s performance in 2010 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of A. H. Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned A. H. Belo shares at the close of business on March 22, 2011, the record date, or their duly appointed proxies, are entitled to vote at the meeting, or at any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 19,118,076 shares of Series A common stock and 2,391,535 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of A. H. Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet and has sent a Notice to its shareholders. Shareholders can access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a proxy/voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. If you hold A. H. Belo shares in your A. H. Belo Savings Plan account or in your Belo Savings Plan account, the Notice also has instructions on how to provide your voting instructions via the Internet.

In addition, all shareholders may request to receive proxy materials electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section on page 53 of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and environmental impacts.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares of common stock eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may receive more than one Notice or proxy/voting instruction card depending on how you hold your shares. It is important that you follow the instructions on each card or Notice and vote the shares represented by each card or Notice separately.

Shareholders of record.  If you hold shares directly and are listed as a shareholder on A. H. Belo’s stock records, you may vote in person if you attend the meeting or you may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. You may vote by proxy online via the Internet, by telephone, or, if you request copies of the proxy materials, by completing and returning your proxy card in the envelope provided. Shares represented by proxy cards that are properly completed and submitted will be voted in accordance with the shareholder’s instructions.

Shares held in broker or other nominee name (“street name”).  If you hold shares in street name, you have the right to instruct your broker or other nominee on how to vote those shares on your behalf and you will receive a Notice or, if you request, a copy of the proxy materials, including a voting instruction form, from them. Alternatively, you may vote these shares in person at the meeting, by following the instructions below under “How do I vote in person.”

Shares held in your A. H. Belo Savings Plan account or in your Belo Savings Plan account.  These shares may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. For more information, please refer to the question and answer “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

If you want to vote using the Internet or telephone, please follow the instructions on each proxy/voting instruction card or in the Notice, and have the proxy/voting instruction card or the Notice available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy/voting instruction cards must be received, and votes cast using the Internet or telephone must be cast, by the date and time noted on the card or in the Notice.

How do I vote in person?

For shares held of record in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a “legal proxy” from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on March 22, 2011. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the A. H. Belo Savings Plan or the Belo Savings Plan must be submitted by May 16, 2011, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy prior to the final voting?

Yes. For shares held of record in your name, you may revoke your proxy (including an Internet or telephone vote) by:

▶	filing a written notice of revocation with the Secretary of A. H. Belo at any time prior to the annual meeting;

▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

▶	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

▶	voting by ballot at the meeting. Attendance at the meeting does not by itself revoke a previously granted proxy.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of A. H. Belo common stock credited to your account as of the record date, you received a Notice in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet or telephone. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by May 16, 2011. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, FOR approval of the advisory resolution on executive compensation (say-on-pay), and for every THREE YEARS with respect to the frequency of future say-on-pay advisory votes (say-on-frequency). In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by May 16, 2011, the trustee will vote your shares in the same proportion as the shares in your particular Savings Plan for which voting instructions have been received from other plan participants. You may revoke or modify previously given voting instructions by May 16, 2011, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What happens if I do not give specific voting instructions?

If you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or you sign and return a proxy card or voting instruction card without giving specific voting instructions, then the proxy holders or the trustee of the Savings Plans, as appropriate, will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement as follows: FOR the nominees standing for election as directors named in this proxy statement, FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, FOR approval of the advisory resolution on executive compensation (say-on-pay), and for every THREE YEARS with respect to the frequency of future say-on-pay advisory votes (say-on-frequency). In addition, the proxy holders or the trustee of the Savings Plans, as appropriate, may vote in their discretion on any other matter that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

If you hold your shares through a broker, and you do not provide any voting instructions on the Internet or by telephone and do not return a voting instruction form, your broker may vote your shares at its discretion only on certain “routine matters.” If the organization that holds your shares does not receive any voting instructions from you, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote your shares with respect to “non-routine” matters. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The Company believes that Proposal Two, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, is a “routine matter” on which brokers will be permitted to vote uninstructed shares. With respect to all other matters, however, your broker may not vote your shares for you without instructions and the aggregate number of unvoted shares is reported as the “broker non-vote.” The Company believes that the election of directors (Proposal One), the advisory resolution on executive compensation (say-on-pay) (Proposal Three), and the advisory vote on the frequency of future say-on-pay votes (say-on-frequency) (Proposal Four) are not “routine matters” and a broker or other nominee will not be permitted to vote any uninstructed shares on Proposals One, Three and Four.

How are broker non-votes and abstentions treated?

In the election of directors, abstentions and broker non-votes have no effect. For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation.

What vote does the Board recommend?

The Board recommends a vote:

FOR all director nominees named in this proxy statement;
FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm;
FOR approval of the advisory resolution on executive compensation (say-on-pay); and
To conduct future say-on-pay advisory votes every THREE YEARS.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each proposal?

▶  Election of directors (Proposal One) — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among several candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Shares held in broker or street name cannot be voted on this proposal without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s Corporate Governance Guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2011 annual meeting of shareholders are incumbent directors.

▶  Ratification of appointment of independent registered public accounting firm (Proposal Two) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2011. With respect to shares held in broker or street name, your broker has discretion to vote any uninstructed shares on this matter.

▶  Advisory resolution regarding executive compensation (say-on-pay) (Proposal Three) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve this advisory resolution. Shares held in broker or street name cannot be voted on this proposal without your instruction.

▶  Advisory vote regarding the frequency of future say-on-pay votes (say-on-frequency) (Proposal Four) — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to approve this advisory recommendation to the Board. Shares held in broker or street name cannot be voted on this proposal without your instruction.

▶  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the annual meeting.

PROXY SOLICITATION

Your proxy is being solicited on behalf of A. H. Belo’s Board of Directors. In addition to use of the mails, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of A. H. Belo. A. H. Belo pays the costs of this proxy solicitation.

We have hired Morrow & Co., LLC to assist in soliciting proxies from beneficial owners of shares held in the names of brokers and other nominees, and have agreed to pay Morrow & Co., LLC a fee of $6,000 plus its related costs and expenses. We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

A. H. BELO CORPORATION STOCK OWNERSHIP

The following tables set forth information as of March 22, 2011, about the beneficial ownership of A. H. Belo common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table on page 36 of this proxy statement (the “named executive officers” or “NEOs”), all current directors, director nominees and executive officers as a group, and by each person known to A. H. Belo to own more than 5% of the outstanding shares of A. H. Belo Series A or Series B common stock. At the close of business on March 22, 2011, there were 19,118,076 Series A shares, 2,391,535 Series B shares, and 21,509,611 combined Series A and Series B shares issued and outstanding.

Under SEC rules, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date (up to and including May 21, 2011) pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares, except as described in footnote (1) to the table below.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of A. H. Belo common stock beneficially owned by all directors and executive officers as a group, representing 15.0% of the outstanding shares of Series A and Series B common stock, have combined voting power of 59.2%.

A. H. Belo Corporation Stock Ownership of Current Directors and Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of March 22, 2011(1)(2)(3)
					Combined		Combined
	Series A		Series B		Series A and Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent	Votes	Percent
Robert W. Decherd*+◆	135,062	**	1,674,489	63.2%	1,809,551	8.3%	16,879,952	37.0%
James M. Moroney III+	163,567	**	623,019	25.0%	786,586	3.6%	6,393,757	14.5%
Alison K. Engel+	16,806	**	27,700	1.1%	44,506	**	293,806	**
Daniel J. Blizzard+	10,975	**	21,120	**	32,095	**	222,175	**
John C. McKeon+	12,555	**	28,000	1.2%	40,555	**	292,555	**
Louis E. Caldera*◆	471	**	10,022	**	10,493	**	100,691	**
Dealey D. Herndon*	121,326	**	350,306	14.3%	471,632	2.2%	3,624,386	8.3%
Laurence E. Hirsch*	2,471	**	61,245	2.5%	63,716	**	614,921	1.4%
Ronald D. McCray*◆	0	**	0	**	0	**	0	**
Tyree B. (Ty) Miller*◆	0	**	0	**	0	**	0	**
John P. Puerner*	0	**	41,826	1.7%	41,826	**	418,260	1.0%
All directors, director nominees and executive officers as a group (11 persons)	463,233	2.4%	2,837,727	95.8%	3,300,960	15.0%	28,840,503	59.2%

*	Director

◆	Nominee

+	Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A shares total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 8.7%; Jim Moroney, 4.0%; Dealey Herndon, 2.4%; and all current directors, director nominees and executive officers as a group, 15.0%. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (“RSU”) awards listed in footnote (2) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting or dispositive power with respect to such shares.

Robert Decherd — 2,796 Series A shares held in trust for which Robert serves as trustee; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 4,631 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Jim Moroney — 954 Series A shares held by Moroney Family Belo, LLC, a limited liability company of which Jim is the manager; 5,960 Series A shares held by a family charitable foundation for which Jim serves as trustee; 85,000 Series A shares held by the Estate of Helen W. Moroney, of which Jim serves as executor; 503,374 Series B shares held by Moroney Preservation Limited, a family limited partnership, for which Jim serves as manager; and 10,420 Series B shares held in a family trust as to which he has sole voting authority. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Jim shares voting and dispositive power with respect to 96 Series B shares owned by him and his wife.

Dealey Herndon — 40,600 Series A shares owned by her and her husband as to which she shares voting and dispositive power.

(2)	The number of shares shown in the table above includes (a) shares held in the A. H. Belo Savings Plan at March 22, 2011, (b) shares that could be purchased by exercise of options exercisable on March 22, 2011 or within 60 days thereafter (up to and including May 21, 2011) under A. H. Belo’s stock plans and (c) shares that could be received upon the vesting and payment of RSU awards through May 21, 2011, as follows:

					Net Shares Issuable
	Shares Held in		Exercisable		Upon Vesting &
	A. H. Belo Savings Plan		Stock Options		Payment of RSU Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B

Robert W. Decherd	1,093	—	—	255,864	—	—
James M. Moroney III	981	—	—	103,500	—	—
Alison K. Engel	13	—	—	27,700	—	—
Daniel J. Blizzard	—	—	—	21,120	—	—
John C. McKeon	—	—	—	—	—	—
Louis E. Caldera	—	—	—	10,022	—	—
Dealey D. Herndon	—	—	—	50,306	—	—
Laurence E. Hirsch	—	—	—	61,245	—	—
Ronald D. McCray	—	—	—	—	—	—
Tyree B. (Ty) Miller	—	—	—	—	—	—
John P. Puerner	—	—	—	41,826	—	—
All directors, director nominees and executive officers as a group (11 persons)	2,087	—	—	571,583	—	—

(3)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or may receive upon the vesting and payment of RSU awards as indicated in footnote (2) to the table.

A. H. Belo Corporation Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2010(1)
(except as noted in footnotes below)
					Combined		Combined
	Series A		Series B		Series A and Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent	Votes	Percent

BlackRock, Inc.(2)	1,643,954	8.6%	—	**	1,643,954	7.6%	1,643,954	3.8%
40 East 52nd Street New York, NY 10022

Wells Fargo and Company; Wells Capital Management, Incorporated; and Wells Fargo Fund Management, L.L.C.(3)	1,329,685	7.0%	—	**	1,329,685	6.2%	1,329,685	3.1%
420 Montgomery Street San Francisco, CA 94163

Dimensional Fund Advisors, LP(4)	1,186,124	6.2%	—	**	1,186,124	5.5%	1,186,124	2.8%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

First Dallas Holdings, Inc.; Donald W. Hodges; First Dallas Securities, Inc.; and Hodges Capital Management, Inc.(5)	1,127,500	5.9%	—	**	1,127,500	5.2%	1,127,500	2.6%
2905 Maple Avenue Dallas, TX 75201

Bank of America Corporation; Bank of America WA; and Merrill Lynch Pierce Fenner & Smith(6)	970,142	5.1%	—	**	970,142	4.5%	970,142	2.3%
Bank of America Corporate Center 100 North Tryon Street Charlotte, NC 28255

**	Less than 1%

(1)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes to the table.

(2)	Based upon information contained in its report on Form 13G for the year ended December 31, 2010, as filed with the SEC on February 3, 2011, BlackRock, Inc. through its subsidiaries, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Advisors, LLC, and BlackRock Investment Management, LLC, has sole investment and voting authority with respect to all of these shares.

(3)	Based upon information contained in Amendment 4 to its report on Form 13G for the year ended December 31, 2010, as filed with the SEC on January 20, 2011, Wells Fargo and Company and Wells Capital Management Incorporated each have sole investment authority with respect to a total of 1,329,640 of these shares. Wells Fargo and Company has sole voting authority with respect to 936,980 of these shares and shares investment authority with respect to 45 of these shares. Wells Fargo Funds Management, LLC, has sole voting authority with respect to 930,360 of these shares.

(4)	Based upon information contained in its report on Form 13G for the year ended December 31, 2010, as filed with the SEC on February 11, 2011, Dimensional Fund Advisors, LP has sole investment authority with respect to 1,186,124 of these shares and has sole voting authority with respect to 1,143,499 of these shares. Dimensional Fund Advisors, LP is deemed to beneficially own these shares due to the role it and its subsidiaries have as an adviser or sub-adviser to certain investment companies, trusts and accounts. Dimensional Fund Advisors, LP disclaims beneficial ownership of these shares.

(5)	Based upon information contained in its report on Form 13G for the year ended December 31, 2010, as filed with the SEC on February 14, 2011, First Dallas Holdings, Inc. and Donald W. Hodges share investment authority with respect to 1,078,050 of these shares and share voting authority with respect to 1,055,000 of these shares. The subsidiaries of First Dallas Holdings, Inc. have the following authority with respect to these shares: First Dallas Securities, Inc. shares investment authority over 21,550 shares; Hodges Capital Management, Inc. shares voting authority over 1,055,000 of these shares and shares investment authority with respect to all of these shares; Hodges Fund shares voting authority and investment authority with respect to 1,020,000 of these shares; and Hodges Pure Contrarian Fund shares voting authority and investment authority with respect to 35,000 of these shares. Hodges Capital Management is the investment adviser to the Hodges Fund and the Hodges Pure Contrarian Fund. Both Hodges Capital Management and First Dallas Securities, Inc. are owned by First Dallas Holdings, Inc. Donald W. Hodges is the controlling shareholder of First Dallas Holdings, Inc.

(6)	Based upon information contained in Amendment No. 1 to its report on Form 13G for the year ended December 31, 2010, as filed with the SEC on February 14, 2011, Bank of America Corporation shares investment authority with respect to all of these shares and shares voting authority with respect to 969,014 of these shares. Its subsidiaries have the following authority: Bank of America, NA has sole voting authority with respect to 5,500 of these shares, sole investment authority with respect to 5,100 of these shares and shares voting and investment authority with respect to 30,289 and 31,009, respectively, of these shares; and Merrill Lynch, Pierce, Fenner & Smith, Inc. has sole voting authority with respect to 933,225 of these shares and sole dispositive authority with respect to 934,033 of these shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under A. H. Belo’s equity compensation plans as of December 31, 2010; the amounts set out in the table do not include any adjustment for risk of forfeiture:

(c)
	(a)		(b)		Number of Securities
	Number of Securities to be		Weighted-Average		Remaining Available for
	Issued		Exercise Price of		Future Issuance Under
	Upon Exercise		Outstanding Options,		Equity Compensation Plans
	of Outstanding Options,		Warrants and		(excluding securities
	Warrants and Rights(1)		Rights(2)		reflected in column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders(4)	611,071	2,191,736	—	$16.77	3,952,857
Equity Compensation Plans Not Approved by Shareholders	—	—	—	—	—
Total	611,071	2,191,736	—	$16.77	3,952,857

(1)	Shares of Series A common stock are potentially issuable under outstanding RSU grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	RSUs are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	A. H. Belo’s equity compensation plans allow the Compensation Committee to designate at the time of grant that awards will be settled in either Series A or Series B common stock.

(4)	All of A. H. Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that A. H. Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of A. H. Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of A. H. Belo common stock and any subsequent changes in beneficial ownership of A. H. Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2010 were timely filed, except that John McKeon did not include a holding of RSUs on a Form 3 that was timely filed in March 2010. The inadvertently omitted award was disclosed on Form 3/A filed on March 1, 2011.

PROPOSAL ONE: ELECTION OF DIRECTORS

A. H. Belo’s bylaws provide that the Board of Directors comprises five to 10 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday.

Citing personal circumstances, directors Dave Morgan and Doug Carlston, both Class I directors, resigned from the Board and each of its standing committees on June 10, 2010 and November 10, 2010, respectively. As announced in March 2011, Larry Hirsch, age 65, a Class II director, will retire from the Board effective with the 2011 annual meeting. The Board elected Ron McCray as a Class I director, effective September 23, 2010, and elected Louis Caldera as a Class II director, effective March 9, 2011. The Company’s CEO and legal counsel recommended Mr. McCray to the Nominating and Corporate Governance Committee. Several non-management directors and the Company’s CEO recommended Mr. Caldera to the Committee. The new directors became members of each of the Board’s standing committees on the date of their election. Messrs. Caldera and McCray have each been nominated by the Board for election by the shareholders at the 2011 annual meeting.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating candidates for election to the Board. The Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons. In evaluating director candidates, the Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Committee also may take into account any specific financial, technical, or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole. (For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee” on page 23 of this proxy statement.)

Based on a review of the background and experiences of the directors, we believe that each of our directors, including those proposed for election to the Board at the 2011 annual meeting, possesses the professional and personal qualifications necessary for service on the A. H. Belo Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member that led to the Board’s conclusion that the person should serve as an A. H. Belo director, in light of the Company’s business and structure. In addition, we note that several of our directors based on their length of service to the Company, including prior to the 2008 spin-off of the Company by Belo Corp., have significant exposure to both our business and the communities in which we operate.

Nominees for A. H. Belo Directors

The following candidates are nominated by the Board and each is an incumbent director: Ron McCray is standing for election as a Class I director and will be eligible to serve a one-year term until the 2012 annual meeting; Louis Caldera is standing for election as a Class II director and will be eligible to serve a two-year term until the 2013 annual meeting; and, Robert Decherd and Ty Miller are standing for election as Class III directors and will be eligible to serve a three-year term until the 2014 annual meeting. The independence of each incumbent director is addressed under “Corporate Governance — Director Independence” on page 22 of this proxy statement.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance). Mr. Decherd and Mrs. Herndon do not serve on any standing committee of the Board.

Class I Director (Current term expires at A. H. Belo’s 2011 annual meeting)

Ronald D. McCray	Director since September 2010
Age 53	Compensation Committee Chairman (November 2010)

Ron McCray is a private investor. He served as vice president and chief administrative officer of Nike, Inc. from August 2007 until May 2009. He served as senior vice president—law and government affairs of Kimberly-Clark Corporation from August 2003 until August 2007 and as its chief compliance officer from November 2004 until August 2007. Ron joined Kimberly-Clark in 1987 and held other senior positions prior to 2003 and also served as a member of the management executive committee. Before joining Kimberly-Clark, Ron was an attorney at the law firms of Weil, Gotshal & Manges in New York and Jones Day in Dallas. He is a limited partner of Boston Championship Basketball, LLC and is a former director of Knight-Ridder, Inc. and Kimberly-Clark de Mexico, S.A. de C.V. Ron is also a member of the board of trustee of Cornell University and the visiting Committee of Harvard Law School and is a member of the Council on Foreign Relations.

Ron has significant experience and knowledge in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as public company board experience. These skills, together with his legal training and experience, serve to strengthen the Board’s collective qualifications, skills and experiences.

Class II Director (Current term expires at A. H. Belo’s 2011 annual meeting)

Louis E. Caldera
Age 54	Director since March 2011

Louis Caldera has served as vice president of Programs of the Jack Kent Cooke Foundation from July 2010 to present. He was Director of the White House Military Office in the Obama Administration from January 2009 to May 2009. Louis served as a tenured member of the University of New Mexico Law School faculty from August 2003 to December 2010 and was president of the University of New Mexico from August 2003 to February 2006. Previously, Louis was vice chancellor for university advancement at The California State University and Secretary of the Army in the Clinton Administration. He is a member of the Council on Foreign Relations.

Louis is a former director of A. H. Belo Corporation (December 2007 to January 2009), Belo Corp. (July 2001 to February 2008), IndyMac Bancorp, Inc. (May 2002 to August 2008), and Southwest Airlines Co. (March 2003 to January 2009). In August 2008, the FDIC seized IndyMac Bank and its holding company, IndyMac Bancorp, Inc. filed for bankruptcy.

Louis has significant experience and knowledge in the leadership of large organizations, accounting and finance, as well as governmental policy and public company board experience (including audit committee chairmanship experience). These skills, together with his legal training and experience, will serve to strengthen the Board’s collective qualifications, skills and experiences.

Class III Directors (Current terms expire at A. H. Belo’s 2011 annual meeting)

Robert W. Decherd	Director since December 2007
Age 59

Robert Decherd has served as A. H. Belo’s chairman, president, and Chief Executive Officer since December 2007 and has served as non-executive chairman of Belo Corp. since February 2008. During his 35-year career with Belo Corp., he held several executive positions, including: chairman and chief executive officer from January 1987 through January 2008; president from January 1985 through December 1986 and again from January 1994 through February 2007; and chief operating officer from January 1984 through December 1986. Robert has been a member of the Board of Directors of Kimberly-Clark Corporation since 1996, and served as that company’s Lead Director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, he served as a member of the FCC’s Media Security and Reliability Council, which was part of former President Bush’s Homeland Security initiative.

As a result of these and other professional experiences, Robert possesses extensive knowledge and experience in the media industry, as well as with related regulatory agencies and industry organizations. Robert also has significant public company board experience (including lead director and audit committee chairmanship experience), all of which serve to strengthen the Board’s collective qualifications, skills, and experience.

Tyree B. (Ty) Miller	Director since May 2009
Age 57	Audit Committee Chairman (May 2010)

Ty Miller serves as President of A. G. Hill Partners, LLC, a Dallas-based investment firm, and has been a General Partner of COMM Ventures, Inc. from November 2007 to present. Ty has also served as a director of PreCash, Inc. since September 2005. From October 2005 until February 2008, Ty was a Venture Partner with Austin Ventures, a venture capital firm. He served as president and chief executive officer of Bank One Global Treasury Services, a unit of Banc One Corporation, from 2000 until the business merged with JPMorgan Chase in July 2004. During his 28-year career with Bank One, Ty held several executive positions, including chairman and chief executive officer of Bank One, Texas NA from 1998 to 2000. He currently serves on the executive board of Cox School of Business at Southern Methodist University. Ty served as a director and chairman of Paymetric, Inc. from September 2004 to February 2009 and as a director of Corillian Corp. from April 2005 to May 2007 and VISA USA from 2001 through 2003. He was on the executive committee of The Clearing House Payment Company, New York, from 2001-2004.

Ty possesses extensive experience in financial services, private equity and money management. That experience, combined with his business leadership roles, accounting and finance background (including a masters of business administration), and public and private company board experience (including audit committee and compensation committee experience) combine to strengthen the Board’s collective qualifications, skills, and experience.

Vote Required for Approval

The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. For additional information, please see “What number of votes is required to approve each proposal” on page 5 of this proxy statement.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal One, for the election of each of the nominees named in this proxy statement.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class I Director (Term expires at A. H. Belo’s 2012 annual meeting)

Dealey D. Herndon
Age 64	Director since December 2007

Dealey Herndon is a project management expert with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. In addition to leadership roles with a number of non-profit organizations, Dealey has served on the Chancellor’s Council Executive Committee for the University of Texas System (2007-2008) and was a member of the University of Texas at Austin Development Board (2007-2009). Dealey has served as a director of Belo Corp. since 1986 and is a trustee emeritus of the National Trust for Historic Preservation.

In addition to her knowledge of the Company, its business and the media industry gained through her service to the Belo Corp. board, Dealey’s leadership and project management skills in overseeing major construction and restoration projects, insight and experience gained through the development and management of her own business, and her significant experience serving as a director of public and private companies and non-profit organizations (including audit committee service), strengthen the Board’s collective qualifications, skills, and experience.

Class II Director (Term expires at A. H. Belo’s 2013 annual meeting)

John P. Puerner	Director since May 2008
Age 59	Nominating and Corporate Governance Committee Chairman (April 2009) Lead Director (April 2009)

John Puerner is a private investor whose professional career was spent primarily with Tribune Company. He served as publisher, president and chief executive officer of the Los Angeles Times from April 2000 to May 2005, when he retired from Tribune. Before that, John was publisher, president and chief executive officer of the Orlando Sentinel and vice president and director of marketing and development for the Chicago Tribune. He held a number of corporate staff positions in finance and strategic planning starting in 1979 when he joined Tribune.

John’s extensive experience in journalism and specifically, the newspaper industry, combined with his business leadership roles while at Tribune Company, and his finance background (including a masters of business administration, and roles in financial planning and analysis) all add to the Board’s collective qualifications, skills and experiences.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as A. H. Belo’s independent auditors for the years ended December 31, 2010 and December 31, 2009. Ernst & Young LLP served as our independent public accounting firm from February 2008 through March 31, 2009, when it was dismissed by the Audit Committee. The Audit Committee has appointed KPMG LLP to serve in such capacity for 2011, and as a matter of good corporate governance has determined to submit the appointment of KPMG LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the KPMG LLP and Ernst & Young LLP fees related to the audit of our financial statements for the years ended December 31, 2010 and December 31, 2009 and the reviews of our financial statements for the quarterly periods within those years:

	2010	2009

Audit Fees (consists of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$540,000	$513,436

Audit-Related Fees (consists of audits of employee benefit plans)	$70,000	$81,600
Tax Fees (consists of assistance with the preparation of federal and state tax returns for 2010 and 2009, and consultations related to the tax implications of certain transactions and consulting on various matters in 2010 and 2009)	$458,555	$198,255

All Other Fees(1)	$25,000	$221,000

(1)	All Other Fees for 2010 consist of $25,000 paid to Ernst & Young LLP related to updating their opinion on the Company’s consolidated financial statements for the year ended December 31, 2008. All Other Fees for 2009 consist of fees for services performed by Ernst & Young LLP related to the restatement of the Company’s consolidated financial statements for the year ended December 31, 2008 and quarters ended March 31, June 30, and September 30, 2008.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by KPMG LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee chairman and other Committee members the authority to pre-approve services up to certain limits. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees. All of the services and fees reflected in the above table were approved by the Audit Committee in accordance with our pre-approval policy.

The report of Ernst & Young on the Company’s consolidated financial statements as of and for the year ended December 31, 2008, did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the term of Ernst & Young LLP’s engagement, there were no disagreements or any reportable events. Prior to KPMG LLP’s engagement, neither the Company nor anyone on its behalf consulted KPMG LLP respect to any accounting matter.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Two, for the ratification of the appointment of KPMG LLP as A. H. Belo’s independent registered public accounting firm.

PROPOSAL THREE: APPROVAL OF ADVISORY RESOLUTION
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides A. H. Belo shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The Company and the A. H. Belo Board of Directors recognize that executive compensation is an important matter for our shareholders. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse on an advisory basis our 2010 executive compensation programs and policies and the compensation paid to the named executive officers. The “Compensation Discussion and Analysis” (“CD&A”) section starting on page 28 of this proxy statement, together with the executive compensation tables starting on page 36 of this proxy statement, and related disclosures set forth the compensation paid to our named executive officers for 2010.

As described in more detail in the CD&A section, the Compensation Committee of the Board oversees the Company’s overall executive compensation structure, policies and programs, and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Compensation Committee strives to set the compensation of the Company’s executive officers to be competitive and to be consistent with the Company’s strategy, sound corporate governance principles, and shareholder interests and concerns. In particular, the Compensation Committee strives to make cash and equity awards based on performance metrics that are directly linked to financial performance and retention.

As described in the CD&A, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section and the tabular and narrative disclosures on executive compensation for additional details on executive compensation, including the more detailed information about the Company’s compensation philosophy and objectives and the past compensation of our named executive officers.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking our shareholders to approve the following advisory resolution at the 2011 annual meeting of shareholders:

“RESOLVED, that the shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”) approve, on an advisory basis, the compensation of A. H. Belo’s named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the related compensation tables, notes and narrative contained in the 2011 proxy statement.”

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for advisory approval of this proposal.

The advisory vote under this Proposal Three is non-binding on the Company and its Board of Directors. The vote will not overrule any decisions by the Company or the Board, will not create or imply any change to the fiduciary duties on the part of the Company or the Board, and will not create or imply any additional fiduciary duty on the part of the Company or the Board. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal Three, approval of the advisory resolution on executive compensation.

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE SAY-ON-PAY VOTES (SAY-ON-FREQUENCY)

Related to the advisory “say-on-pay” vote addressed in Proposal Three above, and in accordance with the recently adopted Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory or non-binding basis, on how frequently future advisory votes on executive compensation should occur. By voting on this Proposal Four, shareholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years. Shareholders may also abstain from voting on this proposal.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company, and recommends that shareholders vote for future say-on-pay advisory votes to occur every three years (a triennial vote). We believe that this frequency is appropriate for a number of reasons. Most significantly, our compensation programs are designed to reward long-term performance and to take into account the cyclical nature of the Company’s businesses, which fluctuates with advertising demand. Thus, we encourage our shareholders to evaluate our executive compensation programs over a multi-year horizon and to review the compensation of our named executive officers over the past three years, as reported in the Summary Compensation Table on page 36 of this proxy statement. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame to enable the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate any such adjustments to our executive compensation programs.

The Board of Directors is aware of and took into account views in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability. We have been in the past and will in the future continue to be open in our communications with our shareholders on a number of topics and various forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our shareholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we currently believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for advisory approval of this proposal. Shareholders are not voting to approve or disapprove the Board’s recommendation. The advisory vote under Proposal Four is non-binding on the Company and its Board of Directors. The vote will not overrule any decisions by the Company or the Board, will not create or imply any change to the fiduciary duties on the part of the Company or the Board, and will not create or imply any additional fiduciary duty on the part of the Company or the Board. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation for our named executive officers.

Recommendation of the Board of Directors

With respect to Proposal Four, the Board of Directors recommends that shareholders vote to conduct future advisory say-on-pay votes every THREE YEARS.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates A. H. Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002 and subsequent legislation, SEC regulations, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to A. H. Belo’s directors, management and other A. H. Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews A. H. Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to A. H. Belo Corporation, Attention: Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in A. H. Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board determined that the following directors are, or with respect to former directors Carlston, Morgan, and Williams, were during their tenure as A. H. Belo directors, independent under these standards: Louis Caldera, Doug Carlston, Larry Hirsch, Ron McCray, Ty Miller, Dave Morgan, John Puerner and Don Williams. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in A. H. Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held eight meetings in 2010. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders and all incumbent directors then serving attended the 2010 annual meeting either in person or by telephone.

Committees of the Board

Each of the Board’s standing committees consists of independent directors Louis Caldera, Larry Hirsch, Ron McCray, Ty Miller, and John Puerner. The A. H. Belo Board has the following committees:

Audit Committee.  Ty Miller chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing A. H. Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from A. H. Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met nine times during 2010.

The Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Ty Miller meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  Doug Carlston chaired the Compensation Committee until his resignation on November 10, 2010. Ron McCray succeeded Doug in that role. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his compensation level based on this evaluation. The Compensation Committee also approves the compensation of the other executive officers and recommends compensation for non-management directors, and administers, among other plans, the Company’s 2008

Incentive Compensation Plan, the A. H. Belo Savings Plan, the A. H. Belo Change in Control Severance Plan, the A. H. Belo Pension Plan I, the A. H. Belo Pension Plan II, the A. H. Belo Pension Transition Supplement Plan, and the A. H. Belo Pension Transition Supplement Restoration Plan. It also shares responsibility for senior executive succession planning with the Nominating and Corporate Governance Committee. The Compensation Committee met nine times during 2010.

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers and directors, the Committee annually engages an outside compensation consultant. Beginning in February 2008, the Compensation Committee has annually engaged Mercer Human Resource Consulting (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”), as its compensation consultant. The scope of Mercer’s engagement is to assist the Committee with its responsibilities related to the Company’s executive and Board-level compensation programs. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s CD&A below.

Mercer’s fees for executive compensation consulting to the Committee in 2010 were $34,092. These fees and the engagement of Mercer for executive compensation consulting services were approved by the Committee. The Company has also retained Mercer and/or its Marsh affiliates to provide other services, unrelated to executive compensation. These services include actuarial services, consulting, and data management for the Company’s retirement plans, and health and welfare plans, as well as services related to the Company’s property, casualty, and general liability risk analysis and insurance programs. The aggregate expense for these other services in 2010 was $606,720, exclusive of insurance premiums. The decision to engage Mercer or its Marsh affiliates for these other services unrelated to executive compensation consulting was made by Company management, and these services and related fees were not separately approved by the Compensation Committee or the Board.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is chaired by John Puerner, who also serves as the Board’s Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping A. H. Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters and shares responsibility for senior executive succession planning. The Nominating and Corporate Governance Committee met five times in 2010.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It may also take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but does endeavor to have members with a broad mix of professional and personal backgrounds. The Committee assesses the effectiveness of its criteria and its efforts at achieving a diversity of backgrounds and perspectives on the Board when evaluating and recommending new director candidates.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in A. H. Belo’s corporate governance guidelines, is to consider a shareholder’s recommendation for nominee(s) when the shareholder supplies the information required for director nominations under the advance notice provisions set forth in Article II of A. H. Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult A. H. Belo’s bylaws, which are available upon request. The Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which A. H. Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in A. H. Belo, and the candidate has the opportunity to learn more about A. H. Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by A. H. Belo’s shareholders. The Board may also elect a director between annual meetings of shareholders. In those instances, the new director is nominated for re-election by A. H. Belo’s shareholders at the first annual meeting after his or her election to the Board.

The Board convenes executive sessions of non-management directors without Company management present at each regularly-scheduled meeting. The Lead Director presides at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually, without Robert Decherd or Dealey Herndon present. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

Currently, Robert Decherd serves as Chairman of the Board and Chief Executive Officer (“CEO”). The Board believes that the Company and its shareholders are best served by a leadership structure in which Mr. Decherd serves as Chairman and CEO and the Board has an independent Lead Director. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing the Company’s business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for implementing the Company’s strategy and managing its day-to-day operations. This structure also enables the CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board has established the position of Lead Director. The Lead Director is an independent director elected annually by the independent directors. John Puerner currently serves as the Lead Director. The Lead Director’s responsibilities and authority include:

•	presiding at meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the Chairman and CEO and the independent directors;

•	advising on the flow of information sent to the Board, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders, as appropriate.

The Board believes that a combined Chairman/CEO, together with a Lead Director, is the most appropriate leadership structure for the Board at this time. The Board also believes that it is in the best interests of the Company for the Board to make a determination about whether to separate or combine the roles of Chairman and CEO based upon the Company’s circumstances at a particular time. The Company’s bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals, thereby providing the Board flexibility to determine whether the roles should be combined or separated based upon the Company’s needs from time to time.

Board Risk Oversight

At least annually, Company management provides the Audit Committee with a report regarding its enterprise risk assessment. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with the type of risk. In order to prepare the report, the Company’s Internal Audit Department interviews A. H. Belo business leaders at the corporate and operating unit level about the risk factors identified by the Company in its SEC filings, as well as other potential risks, to confirm Internal Audit’s baseline risk assessment. The risk assessment results are reviewed with management to determine if any future adjustments to the audit plan are needed.

The Audit Committee discusses the report’s findings with management. The Audit Committee oversees management’s risk assessment, including reviewing the Company’s risk profile and evaluating management’s approach to addressing identified risks. As specified in the Audit Committee charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. While the Audit Committee has primary oversight responsibility for the risk assessment and management process, other committees of the Board also have responsibility for oversight of risk management. For example, our Human Resources Department and Compensation Committee consider the risks associated with our compensation policies and practices. The Nominating and Corporate Governance Committee oversees risk associated with the Company’s governance structure and processes.

The Board is kept informed of its committees’ risk oversight and related activities primarily through attendance at committee meetings and management reports. In addition, the Audit Committee escalates issues related to risk oversight to the full Board as appropriate so that the Board is appropriately informed of developments that could affect the Company’s risk profile and other aspects of its business. The Board also considers specific risk topics in connection with strategic planning and other matters. While the Board’s role in oversight of Company risk is not determinative of its leadership structure, the Board’s leadership structure helps facilitate risk assessment and review by independent directors under the leadership of the Lead Director.

Compensation Committee Interlocks and Insider Participation

Doug Carlston, Larry Hirsch, Ron McCray, Dave Morgan, Ty Miller, John Puerner, and Don Williams served as members of A. H. Belo’s Compensation Committee during 2010. Immediately following the annual meeting of shareholders in May 2010, Don Williams retired in accordance with the Company’s bylaw provisions governing director retirement and Dave Morgan resigned to pursue personal business endeavors. Ron McCray was elected to the Board of Directors in September 2010 and became a Compensation Committee member at that time. Doug Carlston, who served as the Compensation Committee chairman, resigned from the Board effective as of November 10, 2010, citing personal circumstances. Ron McCray succeeded Doug Carlston as Chairman of the Compensation Committee. No member of the A. H. Belo Compensation Committee during 2010 was a current or former officer or employee of A. H. Belo or had any relationship with A. H. Belo requiring disclosure under the caption “Certain Relationships.” None of A. H. Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of A. H. Belo’s Compensation Committee during 2010.

Audit Committee Report

As described more fully in our written charter, which is posted on the Company’s Web site at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of A. H. Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP, the Company’s independent auditors, A. H. Belo’s audited consolidated financial statements and the audit of the effectiveness of A. H. Belo’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP various matters, including the firm’s judgments as to the quality of A. H. Belo’s accounting principles and other matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding

KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with the firm its independence from A. H. Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in A. H. Belo’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted,

Audit Committee
Tyree B. Miller, Chairman
Louis E. Caldera
Laurence E. Hirsch
Ronald D. McCray
John P. Puerner

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the Secretary, P. O. Box 224866, Dallas, Texas 75222-4866. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

A. H. Belo’s executive officers as of December 31, 2010 were as follows:

Name	Office Held as of December 31, 2010	Office Held Since

Robert W. Decherd	Chairman of the Board, President and Chief Executive Officer	2007	(1)
James M. Moroney III	Executive Vice President; Publisher and Chief Executive Officer, The Dallas Morning News	2007	(2)
Alison K. Engel	Senior Vice President/Chief Financial Officer and Treasurer	2007	(3)
Daniel J. Blizzard	Senior Vice President and Secretary	2007	(4)
John C. McKeon	President and General Manager, The Dallas Morning News	2007	(5)

(1)	Member of the Board of Directors. (See “Proposal One: Election of Directors” above for additional information.)

(2)	Jim Moroney, age 54, has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Jim currently serves on the Board of Belo Corp., having joined the Board in February 2008. Previously, Jim held several executive positions with Belo Corp., including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, and executive vice president of Belo Corp. from July 1998 through December 1999, with responsibilities for Finance, Treasury, and Investor Relations. Jim presently serves on the boards of the American Press Institute, The Dallas Foundation, Newspaper Association of America, Cistercian Preparatory School in Dallas and the State Fair of Texas.

(3)	Ali Engel, age 40, has been senior vice president/Chief Financial Officer and Treasurer of the Company since December 2007. From 2003 through January 2008, Ali held various senior positions with Belo Corp., serving as its vice president/Corporate Controller from January 2006 through January 2008 and as its director/accounting operations and corporate controller from February 2005 to December 2005. From 2000 to 2003, Ali was the assistant controller for EXE Technologies, Inc. Ali is a certified public accountant and has more than 15 years of financial management experience at diversified multi-unit business organizations and PricewaterhouseCoopers.

(4)	Dan Blizzard, age 52, has served as Secretary of A. H. Belo since October 2009 and continues to serve as senior vice president of the Company, a position he has held since December 2007. He was vice president/Operations of Belo Corp. from January 2001 through January 2008 and also served as executive vice president/real estate for its subsidiary, Belo Investment Corporation, from January 2007 through January 2008. Previously, Dan served as director/procurement for The Dallas Morning News from May 1999 until 2001. He has recently served as chairman of the board of Downtown Dallas, Inc. and vice chairman of City Center TIF District Board, the Downtown Connection TIF District Board, and the Downtown Dallas Development Authority.

(5)	John McKeon, age 54, has served as president and General Manager of The Dallas Morning News since October 2007, and joined the Management Committee of A. H. Belo in February 2010. Previously, from August 2006 until October 2007, he was president and CEO of the Los Angeles Newspaper Group, a unit of Denver-based MediaNews Group Inc., and from October 2005 until July 2006, he served as vice president/Sales and Marketing for Knight-Ridder. During his 30 years in the newspaper industry, he has held numerous senior positions, including general manager of Long Island’s Newsday and the South Florida Sun-Sentinel, and senior vice president of advertising at Newsday and the Los Angeles Times.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following overview highlights and summarizes information regarding executive compensation and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire Compensation Discussion and Analysis (“CD&A”) section and the compensation tables and related disclosure that follow for a more complete understanding of our executive compensation program.

Overview

A. H. Belo is one of the leading independent newspaper publishers in the United States, comprising four award-winning daily newspapers and related online businesses. A. H. Belo became a separate public company following its spin-off from Belo Corp. on February 8, 2008.

The newspaper industry continues to experience substantial change caused by the effect of the Internet and other transformational technologies on consumers and advertisers and the rapid ascent of new media businesses. These business issues became more pronounced as a result of recent economic conditions throughout the U.S. and stresses these economic conditions place on our advertisers and consumers. From an executive compensation perspective, this business environment underscores the importance of retaining both experienced and high-potential executives, and rewarding superior individual performance that may not presently be reflected in the Company’s stock price, revenues or operating profit.

The significant downturn in the U.S. economy that began during 2008 negatively affected the Company’s revenues, profitability and stock price. As a result, the Company’s senior management and the Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) have made significant changes to the Company’s compensation programs in the past several years that were designed to align expenses with expected lower revenues and preserve cash. These changes include the following actions:

•	In May 2009, the Compensation Committee and senior management reduced the base salary of all employees earning over $25,000, with the greatest reductions for our named executive officers

•	The Company did not pay an annual cash incentive bonus for 2009

•	In April 2009, the Company suspended the discretionary match in the A. H. Belo Savings Plan

•	In April 2009, the Company suspended contributions to the Pension Transition Supplement Plan (“PTS Plan”) and the Pension Transition Supplement Restoration Plan (“PTS Restoration Plan”) for one year

•	In March 2009, the Company approved an amendment to the A. H. Belo Change in Control Severance Plan (“CIC Plan”) to, among other things, reduce the severance multiple payable under that plan

•	Effective January 1, 2009, the Company adopted the A. H. Belo Severance Plan (“2009 Severance Plan”) to provide for a severance framework applicable both to employees generally and to our executive officers. The benefits payable under the 2009 Severance Plan represent a reduction from the Company’s prior severance guidelines

•	In October 2008, the Company announced a wage freeze that impacted all levels of the organization, including our named executive officers

•	In September 2008, the Company amended the A. H. Belo Savings Plan to eliminate the Company’s two percent matching contribution under its 401(k) plan, and instead provided for a discretionary Company profit sharing contribution that will depend on the Company’s profitability

In 2010, employee salaries remained at the already reduced levels established in 2009. For certain employees with a significant workload increase or changes in responsibility, salary adjustments were made. As A. H. Belo’s overall financial performance improved in the second half of 2009 and into 2010, in part due to the cost reduction efforts taken by the Compensation Committee and senior management, the Compensation Committee approved a special one-time bonus program for all Company employees in 2010 based on the achievement of corporate or business unit EBITDA goals. Executives participated in the bonus program at a reduced cash incentive bonus equal to 50 percent of their usual target bonus opportunity. With a focus on cost and dilution considerations, the Compensation

Committee approved long-term incentive grants to a limited group of senior executives in 2010, providing additional alignment with shareholder interests.

The Company’s senior management, with the support of the Compensation Committee, continues to address executive compensation policies and practices proactively, taking into consideration both the interests of shareholders and the need to retain a talented and experienced management team.

Overview of Compensation Program

The Compensation Committee of the A. H. Belo Board of Directors oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. For 2010, the primary management liaisons to the Compensation Committee were the Company’s Chief Executive Officer, Robert Decherd, and its senior vice president, Dan Blizzard.

Objectives of Our Program

Following the spin-off from Belo Corp. in 2008, A. H. Belo adopted compensation policies to achieve the following objectives:

•	establish a competitive compensation program

•	attract and retain top-caliber executive talent in positions that most directly affect the Company’s overall performance

•	motivate and reward executives for achievement of the Company’s financial objectives

•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders, and

•	align the long-term interests of executives with those of the Company’s shareholders

Due to continuing challenges in the newspaper industry, the Company recognized it was unable to meet some of the objectives. However, decisions made in the past year considered the program’s overall goals for participants.

Role of the Compensation Committee

The Compensation Committee administers our executive compensation programs. The Compensation Committee establishes and monitors overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee, with assistance from its executive compensation consultant, reviews and determines the compensation (including salary, annual incentive, long-term incentives and other benefits) of our NEOs. For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Committees of the Board” beginning on page 22 of this proxy statement.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer as its outside consultant to advise the Compensation Committee on executive compensation matters. A representative from Mercer regularly attends Compensation Committee meetings, and reports directly to the Compensation Committee on matters relating to compensation for our executive officers, including our CEO.

During 2010, Mercer, at the Compensation Committee’s request:

•	assisted the Committee in a comparison of 2010 compensation and benefits for similar companies within general industry and the newspaper industry, in light of the significant compensation changes made in 2009 at most companies. The comparison review included salary changes, merit increases, bonus payouts, and any planned benefit adjustments for 2010

•	advised in developing recommendations for the Committee on the size and structure of long-term incentive awards for our CEO and other executives officers

•	provided the Committee ongoing advice and counsel on market compensation trends, legislative and regulatory updates and their impact on our executive compensation programs, and

•	assisted in the review and preparation of this CD&A

Role of Company Management

The Compensation Committee makes the final decisions on CEO compensation, with advice from Mercer, as appropriate. Our senior management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all executives other than the CEO and provides these recommendations to the Compensation Committee, which makes the final decisions as to the executive officers. The management team is responsible for the administration of the compensation programs once Compensation Committee decisions are finalized.

The Compensation Program

The key components of our current compensation program for our key executives are:

•	Base salary

•	Annual cash incentive bonuses

•	Long-term, equity-based incentives, and

•	Benefits

Following our spin-off in 2008, the overall compensation program was established in part based on the practices within a group of comparable newspaper publishing companies. Due to significant compensation changes occurring within the newspaper industry, we adjusted our approach from using specific peer companies in 2009 to using survey data in 2010 provided by Towers Watson for general industry (a composite of all types of industries within the survey) and the media industry (for newspaper-specific positions). The Towers Watson survey contains over 450 general industry companies and over 100 media companies. All named executive officers’ positions were compared, at the 50th percentile of the general industry survey, to positions with similar responsibilities at companies with comparable revenues. This compensation survey data was used to review base salaries, annual cash incentive targets and payouts, and long-term incentives.

Given the business conditions the Company faced in 2010, management undertook a detailed analysis using the Towers Watson general industry and media industry surveys to calibrate our programs relative to market practices for base salary, annual bonus and long-term incentives. Throughout 2010, the Compensation Committee reviewed and monitored, with the assistance of its compensation consultant, trends in the industry, trends for companies facing similar business challenges as a result of the economy, and trends in the market generally to determine appropriate compensation policies and recommendations to address these market conditions.

As a result, the Company-wide salary reductions made in 2009 were not restored in 2010. Only selective salary increases were given to employees with significantly expanded duties or for promotions. After not paying any annual cash incentive bonuses in 2009 due to the extremely difficult economic environment, the Company announced a special, one-time cash bonus opportunity for most Company employees that covered performance for the first nine months of 2010. The bonus opportunities were established in recognition of the progress the Company had made in improving financial results from the prior year. With respect to long-term incentive awards, the Compensation Committee and senior management utilized a “clean sheet” approach — not relying on historical grant levels. The grant methodology utilized by the Committee relied upon general industry and newspaper-specific survey data for position matching. However, as described further below, final decisions and timing regarding any long-term incentive awards were guided primarily by balancing cost, dilution and retention considerations.

Base Salary

Base salary is designed to compensate our key executives in part for their roles and responsibilities and also to provide a stable level of compensation that serves as a retention tool throughout the executive’s career. Assuming a normal operating environment, salaries are targeted at the median of the market for similar positions in the Towers Watson general industry survey or Towers Watson media industry survey (for newspaper-specific positions).

Based on management’s recommendation in 2009, the base salary of our CEO was reduced by 20%, and the salaries for our other NEOs were reduced by 15%. Neither our CEO nor Jim Moroney received any base salary increase in 2010, effectively freezing their base salaries at the reduced 2009 levels. The Compensation Committee approved an increase in Ali Engel’s annual base salary from $267,750 to $300,000 and an increase in Dan Blizzard’s annual base salary from $204,000 to $250,000. These increases were effective March 1, 2010, in connection with the departure of an executive whose responsibilities were redistributed to Ali and Dan. The increases in base salaries were similar to increases for key employees with similar changes in responsibilities at the operating unit level during 2010. In September 2010, in recognition of the significant contributions and resulting financial impact that John McKeon has made to the Company since joining The Dallas Morning News in 2007, the Compensation Committee ratified a retention and relocation agreement with John that included increasing his base salary to $400,000. The material terms of this agreement can be found on page 41 of this proxy statement.

Incentive Programs — Overview

The annual cash incentives (annual performance bonuses) and long-term equity-based incentive compensation are provided under the A. H. Belo 2008 Incentive Compensation Plan and administered by the Compensation Committee. This plan was approved by shareholders in 2009. The Company refers to the Incentive Compensation Plan as the ICP. Awards under the ICP are supplemental to an ICP participant’s base salary and are designed to focus participants on achieving key financial goals, encourage retention and motivation of participants, and reward them for market-driven results. Officers of A. H. Belo and its subsidiaries, including A. H. Belo’s CEO and its other NEOs, are eligible to participate in the ICP. Additional ICP participants may be selected by the Compensation Committee based on management’s evaluation of an individual’s ability to significantly affect A. H. Belo’s results.

Annual Cash Incentive Program

Historically, under the terms of the ICP, each A. H. Belo executive officer has been eligible to receive an annual cash incentive bonus based on financial performance objectives established in the annual financial plan (the “Financial Plan”) approved by the Board of Directors. The financial performance objectives may vary from year to year and reflect the cyclical nature of A. H. Belo’s businesses due to fluctuating advertising demand and changes in media usage habits by consumers and advertisers, and other competitive conditions, including recruiting and retaining talent.

Specific Program for 2010.  After 2009, when no annual cash incentive bonuses were paid, the Compensation Committee waited until signs of improvement and stability were evident in 2010 before approving a special, one-time cash bonus opportunity based upon consolidated EBITDA performance for corporate executives or operating unit EBITDA performance for operating unit executives, for the first nine months of 2010. Due to the timing of the Compensation Committee’s decision and the nine-month performance period, the 2010 bonus opportunity was outside the terms of the ICP. The Compensation Committee selected EBITDA as the sole performance metric to ensure alignment with the Board’s focus on EBITDA as an important measure of financial performance in 2010. All NEOs except for John McKeon were evaluated against consolidated EBITDA goals. John’s award was based on EBITDA results at The Dallas Morning News.

In setting the target bonus award opportunities for NEOs, the Committee took into account both pay for performance and retention considerations. Due to the ongoing challenges facing our Company and the newspaper industry in general, the Committee set each NEO’s target cash bonus opportunity at 50 percent of the level that has historically been targeted under the ICP. This resulted in target award opportunities being below the median of the industry surveys for each executive officer.

When determining threshold, target and maximum levels for 2010’s cash incentive bonuses, the Compensation Committee concentrated on setting appropriate financial performance goals and corresponding award opportunities in order to motivate and reward performance, yet recognize the current economic environment and competitive variables in the newspaper sector. The EBITDA target was based on our Financial Plan for 2010. Threshold and maximum EBITDA levels were set at 85% and 115%, respectively, of the EBITDA target. Corresponding annual bonus funding levels were 10%, 100%, and 200% for threshold, target, and maximum EBITDA performance, respectively. The following chart shows EBITDA goals for the first nine months of 2010 for each of the corresponding performance levels (threshold, target and maximum) and our actual EBITDA results for the first nine months of 2010.

Summary of EBITDA Goals and Results (Q1 - Q3)

	Threshold Level Goals		Maximum Level
	as % of Target	Target Level Goals	Goals as % of Target
Financial Metric	(10% Funding)	(100% Funding)	(200% Funding)	Actual Results

EBITDA — Corporate (000’s)	$16,702	$19,649	$22,596	$38,492

EBITDA — The Dallas Morning News (000’s)	$19,760	$23,247	$26,734	$32,305

Actual results listed in the chart above include adjustments for items that are excluded for purposes of bonus calculation, as management’s ability to control or influence such expenses is limited (e.g., pension expense).

As a result of the Company achieving maximum financial performance relative to the established range for the first nine months of 2010, NEOs received maximum payouts for the special one-time cash bonus. The bonuses were funded at 200% and therefore calculated at two times the reduced targets (50% of ICP levels). These bonuses were awarded outside the terms of the ICP.

Summary of NEO Target Bonus Award Opportunities and Actual Payouts

	Full Target Award	2010 Target Award Opportunity		2010 Actual Award
	Opportunity in ICP	(reflects 50% reduction)		Paid
Name	(% of Base Salary)	(% of Base Salary)	(Dollar Amount)	(Dollar Amount)

Robert W. Decherd	85%	42.5%	$204,000	$408,000

James M. Moroney III	70%	35%	$163,625	$327,250

John C. McKeon(1)	49.2%	24.6%	$88,537	$177,074

Alison K. Engel	50%	25%	$75,000	$150,000

Daniel J. Blizzard	40%	20%	$50,000	$100,000

(1)	John McKeon’s bonus award opportunity reflects a prorated amount of (a) $340,000 salary and 45% target bonus from January 1, 2010 to September 21, 2010 and (b) $400,000 salary and 60% target bonus from September 22, 2010 to December 31, 2010.

Long-Term Equity Incentive Compensation

Historically, as a part of Belo Corp. and beginning in 2008 following the spin-off, the Company has awarded long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation program. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. The ICP provides the Compensation Committee with discretion to require performance-based standards to be met before awards vest. According to the ICP structure, the Compensation Committee determines each executive officer’s intended LTI compensation value, then determines the allocation of the LTI compensation award among three available types of equity instruments: time-based restricted stock units, referred to as TBRSUs, stock options, and performance-related restricted stock units, referred to as PBRSUs. TBRSUs encourage executives to remain with the Company and to focus on its long-term success. Stock options encourage and reward stock price performance, thus aligning the executive’s interests with those of shareholders. PBRSUs reward the achievement of A. H. Belo’s cumulative annual financial performance goals. Since the ultimate value of the LTI compensation awards depends upon the performance of A. H. Belo common stock, the interests of the executive officers are aligned with the financial interests of A. H. Belo’s shareholders.

Specific Program for 2010.  In developing LTI recommendations for 2010, the Compensation Committee’s primary focus was to balance dilution, cost and retention concerns. The Compensation Committee chose to grant TBRSUs to NEOs in order to accomplish several objectives, including: 1) managing share usage and dilution to acceptable levels; 2) aligning the interests of executives with those of shareholders; 3) providing retention to key executives over a multi-year period; and 4) ensuring that the total expense incurred is consistent with the value delivered to executives.

Each TBRSU represents a contingent right to receive the value of one share of A. H. Belo Series A common stock. TBRSUs are valued as of the date of vesting and are paid 60% in shares of A. H. Belo Series A common stock and 40% in cash. In order to positively impact employee retention, TBRSUs granted in 2010 vest as follows: 40% on the third trading day following the annual earnings release date for the year ending December 31, 2010; 30% on the third trading day following each annual earnings release date for the years ending December 31, 2011 and 2012.

A “clean sheet” approach was used in 2010 for setting the award values for each NEO, meaning that no consideration was given to prior grants. Based on recommendations from senior management and assistance from its compensation consultant, the Compensation Committee used median general industry survey data reflecting companies of similar size and scope as A. H. Belo to determine appropriate LTI grant values for the NEOs. A description of the survey data used can be found under “The Compensation Program” on page 30 of this proxy statement. The Committee also considered both executive and corporate performance, total cost, and shareholder dilution, with no specific goals or weightings assigned to such factors, when determining the size of equity grants. The following table displays the grant date fair market value of the long-term equity grants to the NEOs in 2010.

Summary of NEO 2010 TBRSU Awards

	TBRSU Award
Name	(Number of Shares)	(Dollar Amount)

Robert W. Decherd	153,473	$949,998
James M. Moroney III	80,775	$499,997
John C. McKeon	48,465	$299,998
Alison K. Engel	56,543	$350,001
Daniel J. Blizzard	36,349	$225,000

Retirement Benefits

Prior to the 2008 spin-off, Belo Corp. offered pension benefits to eligible employees through The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). In March 2007, Belo froze the Pension Plan and all affected employees were provided with transition benefits. At the time of the spin-off, Belo Corp. remained the sole sponsor and administrator of the Pension Plan for all of its approximately 9,300 participants, and A. H. Belo agreed to share investment oversight responsibilities with Belo Corp. and to reimburse Belo Corp. for 60 percent of each contribution Belo Corp. made to the Pension Plan.

The Company and Belo Corp. split the Pension Plan effective January 1, 2011. Under the agreement, benefit liabilities and assets allocable to the approximately 5,100 current and former employee participants of A. H. Belo and its newspaper businesses were transferred to two new defined benefit pension plans created, sponsored and managed by or on behalf of A. H. Belo. Benefits under the new A. H. Belo plans will continue to be frozen like the Pension Plan and A. H. Belo is now solely responsible for contributions to those plans. The split of the Pension Plan does not change the amount of the benefits any participant has accrued or is currently receiving.

In connection with the Pension Plan freeze in 2007, A. H. Belo adopted two separate defined contribution plans at the time of the spin-off which were designed to provide supplemental pension benefits over a five-year period for all A. H. Belo employees who were participants in the Pension Plan, including Robert Decherd and Jim Moroney. The A. H. Belo PTS Plan is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The A. H. Belo PTS Restoration Plan is a non-qualified plan and is intended to cover any transition supplement payments that exceed Internal Revenue Service (“IRS”) limits to all qualified plan accounts.

The Company suspended, with respect to all participants, the 2009 contributions that would have been made to the PTS Plan and PTS Restoration Plan in 2010. Effective January 1, 2010, the PTS Plan and PTS Restoration Plan benefits were reinstated for all participants and accrued benefits for 2010 will be contributed in 2011. For additional discussion of the PTS Plan and the PTS Restoration Plan, see “Post-Employment Benefits” on page 42 of this proxy statement.

Employment Agreements

In 2010, the Compensation and Nominating and Corporate Governance Committees ratified a retention and relocation agreement with John McKeon, a named executive officer in this proxy statement. The agreement was in recognition of John’s appointment to the A. H. Belo Management Committee in 2010 and the significant contributions and resulting financial impact that he has made to the Company since joining The Dallas Morning News in 2007. John had been commuting between Southern California and Dallas since the time of his hire, and the Board felt it was imperative that he reside in Dallas, given his responsibilities as President and General Manager of The Dallas Morning News and a member of the Company’s Management Committee. The agreement with John McKeon includes clawbacks in the event he voluntarily leaves the Company prior to September 22, 2013. The material terms of the agreement can be found under “Employment Arrangements” on page 41 of this proxy statement. The Company does not have individual employment agreements with any of its other executive officers.

Change in Control and Severance Benefits

The Compensation Committee believes that severance and change of control benefits are necessary in order to attract and retain the caliber of executives A. H. Belo needs in its most senior positions. These benefits are particularly important in an industry undergoing significant restructuring, providing for continuity of senior management and helping executives focus on business results, cost management, and strategic initiatives.

CIC Plan.  The levels of payments and benefits available upon termination of employment in connection with a change in control were originally set to be comparable to those provided at similar companies. However, as noted earlier, in March 2009 the Company reduced the severance benefits payable as part of its ongoing effort to manage compensation expense and no additional changes were made to the CIC Plan in 2010. Additional information regarding the severance and change in control payments, including a definition of key terms and quantifications of benefits that would have been received by our NEOs had termination occurred on December 31, 2010, is found under “Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2010” table on page 47 of this proxy statement.

2009 Severance Plan.  Effective January 1, 2009, the A. H. Belo Management Committee, under the authority of the Board of Directors, adopted the 2009 Severance Plan which provides for severance payments for both officers and non-officer employees of A. H. Belo and its subsidiary companies in the event of termination of employment due to general involuntary terminations including, but not limited to, reduction-in-force and cost reengineering actions. Under the 2009 Severance Plan, any NEO, as well as each vice president and above, who is terminated due to such an action is eligible for a lump sum severance payment plus a certain amount of benefits coverage. No changes were made to this plan in 2010. For additional discussion, see “Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2010” on page 47 of this proxy statement.

Tax Treatment

Under section 162(m) of the Internal Revenue Code, the Company generally receives an annual federal income tax deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CFO) only if the compensation is less than $1 million or is performance-based. The applicable awards granted under the ICP qualify as performance-based compensation and typically are fully tax-deductible for the Company, except for TBRSUs. The Company intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interests of A. H. Belo and its shareholders.

Compensation Committee Report

In accordance with its written charter adopted by our Board of Directors, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management, which has the responsibility for preparing the CD&A. Based upon this review and discussion, the Committee recommended to our Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2010.

COMPENSATION COMMITTEE

Ronald D. McCray, Chairman
Louis E. Caldera
Laurence E. Hirsch
Tyree B. Miller
John P. Puerner

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to A. H. Belo’s principal executive officer, principal financial officer and its three other most highly-paid executive officers for services in all capacities to A. H. Belo for the years ended December 31, 2010 and 2009, respectively, and for the partial year ended December 31, 2008.

Summary Compensation Table
							Change in
							Pension
							Value and
						Non-Equity	Non-
						Incentive	qualified
						Plan	Deferred
				Stock	Option	Compensation	Compen-	All Other
Name and		Salary	Bonus	Awards	Awards	Earnings	sation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Decherd	2010	$480,000	$408,000	$949,998	$—	$—	$173,327	$29,872	$2,041,197
Chairman of the Board,	2009	$480,000	$—	$—	$—	$—	$137,241	$19,180	$636,421
President and Chief	2008	$223,973	$—	$—	$180,000	$—	$46,157	$27,110	$477,240
Executive Officer

James M. Moroney III	2010	$467,500	$327,250	$499,997	$—	$—	$111,333	$24,206	$1,430,286
Executive Vice President;	2009	$467,500	$—	$—	$—	$—	$82,002	$10,590	$560,092
Publisher and Chief	2008	$492,740	$—	$—	$150,000	$113,075	$21,229	$22,724	$799,767
Executive Officer,
The Dallas Morning News

John C. McKeon	2010	$400,000	$584,960	$299,998	$—	$—	$—	$51,499	$1,336,458
President and General Manager, The Dallas Morning News

Alison K. Engel	2010	$300,000	$150,000	$350,001	$—	$—	$—	$—	$800,001
Senior Vice President/	2009	$267,750	$—	$—	$—	$—	$—	$9,015	$276,765
Chief Financial Officer	2008	$223,973	$88,288	$—	$135,000	$36,713	$—	$6,368	$490,341
and Treasurer

Daniel J. Blizzard	2010	$250,000	$100,000	$225,000	$—	$—	$—	$—	$575,000
Senior Vice President	2009	$204,000	$—	$—	$—	$—	$—	$7,228	$211,228
and Secretary	2008	$215,014	$67,805	$—	$75,000	$28,195	$—	$15,937	$401,951

(1)	The amounts in column (c) for 2008 represent a pro-rated amount of base salary from A. H. Belo from February 8, 2008, the effective date of the spin-off, through December 31, 2008.

(2)	The amounts in column (d) for 2008 represent the portion of the guaranteed cash incentive bonuses awarded to Ali Engel and Dan Blizzard that were in excess of the formula under the ICP and were in recognition of each executive’s role in helping formulate and manage the spin-off. Robert Decherd and Jim Moroney were not awarded guaranteed bonuses. In 2010, a one-time performance bonus was awarded to all ICP participants, including the NEOs. In 2010, John McKeon received a retention bonus of $407,886 (pre-tax) and a one-time performance bonus of $177,074.

(3)	No stock awards were made in 2008 or 2009 to the NEOs. The amounts in column (e) reflect the aggregate grant date fair value of RSU awards made in 2010. The fair value estimates are based on a market price of $6.19 per share. The amounts in column (f) reflect the aggregate grant date fair value of stock option awards made in 2008. The fair value estimates are based on the Black-Scholes option pricing model and consider the market price of $2.05 per share on the date of the award, expected dividends, volatility, risk-free interest rates and expected life of the option. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see the Consolidated Financial Statements, Note 5 — “Long-Term Incentive

Plan — Post-Distribution” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2010, filed with the Company’s Annual Report on Form 10-K.

(4)	No non-equity incentive compensation was paid to the NEOs in respect of 2009 or 2010 performance under the ICP. Amounts in column (g) were paid by A. H. Belo in January 2009 in respect of 2008 performance relative to 2008 financial performance targets and goals. While Robert Decherd earned a bonus of $293,700 based on performance targets he waived his right to this bonus and therefore, no payment was made in January 2009.

(5)	The amounts indicated in column (h) represent the increase in pension value for each NEO for the years ended December 31, 2008, 2009, and 2010. The amounts indicated for 2008 reflect the full-year increase in pension value and are not pro-rated from the February 8, 2008 spin-off date. For further discussion, see “Pension Benefits at December 31, 2010” on page 43 of this proxy statement. John McKeon, Ali Engel and Dan Blizzard do not participate in the Pension Plan; therefore, no amounts are reported in column (h) for them.

(6)	For 2008, 2009 and 2010, A. H. Belo contributed the following amounts to the A. H. Belo Savings Plan, PTS Plan and PTS Restoration Plan, which amounts are included in column (i):

				Pension Transition
			Pension Transition	Supplement
		A. H. Belo Savings	Supplement Plan	Restoration Plan
Name	Year	Plan Contribution	Contribution	Contribution
		(a)	(b)	(c)

Robert W. Decherd	2010	$—	$17,542	$—
	2009	$7,269	$—	$—
	2008	$—	$15,550	$918
James M. Moroney III	2010	$—	$24,206	$—
	2009	$10,590	$—	$—
	2008	$—	$15,550	$7,174
John C. McKeon	2010	$—	$—	$—
Alison K. Engel	2010	$—	$—	$—
	2009	$9,015	$—	$—
	2008	$6,368	$—	$—
Daniel J. Blizzard	2010	$—	$—	$—
	2009	$7,228	$—	$—
	2008	$15,937	$—	$—

The PTS Plan and PTS Restoration Plan contributions noted above represent payments made on behalf of the NEOs who participate in the Pension Plan. These contributions represent additional transition benefits earned by such NEOs who were participants in Pension Plan on March 31, 2007, the date the Pension Plan was frozen. For more information, see “Post-Employment Benefits” on page 42 of this proxy statement.

Additionally, amounts in the All Other Compensation column (i) for 2008, 2009, and 2010 include $8,760, $8,760, and $8,760, respectively, for life insurance purchased for Robert Decherd by A. H. Belo and $1,882, $3,150, and $3,150, respectively, for tax gross-ups. Amounts in the All Other Compensation column (i) for 2010 for John McKeon include $31,698 for housing reimbursement and $19,382 for moving expenses. The total in column (i) for 2010 include a $420 cell phone allowance for Robert Decherd and John McKeon. The total value of executive perquisites and personal benefits paid by A. H. Belo in 2008, 2009, and 2010 did not exceed $10,000 for Jim Moroney, Ali Engel and Dan Blizzard.

Grants of Plan-Based Awards in 2010

The following table summarizes cash-based and equity awards that were granted under the ICP during 2010.

Grants of Plan-Based Awards in 2010
		Estimated Future		Grant Date
		Payouts Under	All Other	Fair Value
		Non-Equity	Stock Awards:	of Stock
		Incentive Plan	Number of Shares	and
		Awards	of Stock or Units	Option Awards
Name	Grant Date	$(1)	#(2)	($)(3)
(a)	(b)	(c)(d)(e)	(i)	(l)

Robert W. Decherd	1/28/2010	$—	153,473	$949,998
James M. Moroney III	1/28/2010	$—	80,775	$499,997
John C. McKeon	1/28/2010	$—	48,465	$299,998
Alison K. Engel	1/28/2010	$—	56,543	$350,001
Daniel J. Blizzard	1/28/2010	$—	36,349	$225,000

(1)	No non-equity incentive plan awards or option awards were made under the ICP in 2010. For additional discussion, see “Compensation Discussion and Analysis” on page 28 of this proxy statement.

(2)	Stock awards in column (i) were made on January 28, 2010, in the form of time-based restricted stock units (“TBRSUs”). These TBRSUs are valued as of the date of vesting and are paid 60% in shares of A. H. Belo Series A common stock and 40% in cash and vest as follows: 40% vested on February 25, 2011 and, provided that the executive remains employed through the vesting date, the remainder of the awards vest 30% on the third trading day following each annual earnings release date for the years ending December 31, 2011 and 2012.

(3)	The fair value estimates indicated above do not include any adjustments for risk of forfeiture. The fair value for the TBRSUs awarded January 28, 2010, is based on the closing market price for a share of A. H. Belo Series A common stock on that date, which was $6.19. For additional discussion, see “Compensation Discussion and Analysis” on page 28 of this proxy statement.

Equity Holdings and Value Realization

Effective with the spin-off, equitable adjustments were made with respect to stock options and restricted stock units (“RSUs”) originally relating to Belo Corp. common stock. As a result, securities exercisable for or settled in A. H. Belo’s common stock were issued to each of the NEOs pursuant to the anti-dilution adjustment provisions of their previously outstanding Belo Corp. stock option and RSU awards. Information regarding the A. H. Belo option and RSU awards received by the NEOs as a result of the spin-off was disclosed in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table of the Company’s 2009 proxy statement. Subsequent to the spin-off, A. H. Belo made awards of stock options to the NEOs in December 2008; no LTI awards were made in 2009; and TBRSU awards were made in January 2010.

The following table contains information on all A. H. Belo equity awards that were outstanding as of December 31, 2010.

Outstanding A. H. Belo
Equity Awards at Fiscal Year-End 2010
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert W. Decherd		36,000	$2.05	12/03/2018	153,473	$1,335,215
	31,464		$18.13	12/13/2016	31,528	$274,294
	22,400		$21.67	12/09/2015
	40,000		$25.26	12/03/2014
	40,000		$28.01	12/05/2013
	40,000		$21.64	12/06/2012
	82,000		$17.92	11/30/2011
James M. Moroney III	30,000	30,000	$2.05	12/03/2018	80,775	$702,743
	5,500		$21.67	12/09/2015	11,432	$99,458
	17,000		$25.26	12/03/2014
	15,000		$28.01	12/05/2013
	15,200		$21.64	12/06/2012
	20,800		$17.92	11/30/2011
John C. McKeon		12,000	$2.05	12/03/2018	48,465	$421,646
		8,181	$6.60	07/23/2018
Alison K. Engel	27,000	27,000	$2.05	12/03/2018	56,543	$491,924
	700		$21.67	12/09/2015	3,610	$31,407
Daniel J. Blizzard	15,000	15,000	$2.05	12/03/2018	36,349	$316,236
	1,000		$21.67	12/09/2015	2,406	$20,932
	1,800		$25.26	12/03/2014
	1,600		$28.01	12/05/2013
	1,720		$21.64	12/06/2012

(1)	Vesting dates for each outstanding option award for each of the NEOs are as follows:

	Exercise	Robert W.	James M.	John C.	Alison K.	Daniel J.
Vesting Date	Price	Decherd	Moroney III	McKeon	Engel	Blizzard

July 23, 2011	$6.60	—	—	8,181	—	—
December 3, 2011	$2.05	36,000	30,000	12,000	27,000	15,000

All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. The form of ICP stock option award provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Robert Decherd meets these criteria. Upon the occurrence of a change in control (as defined in the ICP), all of the options become immediately exercisable, unless A. H. Belo’s Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2)	The amounts in column (g) reflect unvested TBRSUs that, subject to retirement eligibility, remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company.

Scheduled vesting of all outstanding A. H. Belo RSU awards for each of the NEOs is as follows:

	Award	Robert W.	James M.	John C.	Alison K.	Daniel J.
Vesting Date	Type	Decherd	Moroney III	McKeon	Engel	Blizzard

February 22, 2011	2007 TBRSU	31,528	11,432	—	3,610	2,406
February 25, 2011	2010 TBRSU	61,389	32,310	19,386	22,617	14,539
February 1, 2012*	2010 TBRSU	46,041	24,232	14,539	16,962	10,904
February 1, 2013*	2010 TBRSU	46,043	24,233	14,540	16,964	10,906

*	February 1 is used as a projected earnings release date for purposes of 2012 and 2013. Actual vesting date is the earnings release date for A. H. Belo for the previous completed year ending December 31. The form of ICP TBRSU provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Robert Decherd meets these criteria.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of A. H. Belo Series A common stock for the year ended December 31, 2010 of $8.70.

Equity Holdings and Value Realization of Belo Corp. Securities Related to Spin-Off.  Pursuant to the anti-dilution adjustment provisions of the Belo Corp. stock option and RSU awards that they held at the effective date of the spin-off, the NEOs continue to hold equity awards exercisable for or settled in Belo Corp. common stock. Information regarding the Belo Corp. option and RSU awards held by the NEOs immediately following the spin-off was disclosed in the “Belo Corp. Outstanding Equity Awards at Fiscal Year-End 2008” table of A. H. Belo’s 2009 proxy statement.

The Belo Corp. option awards that the NEOs retained as a result of the spin-off and that remained outstanding as of December 31, 2010 were as follows: Robert Decherd, 1,279,320; Jim Moroney, 367,500; John McKeon, 0; Ali Engel, 3,500; and Dan Blizzard, 30,600. All of the options are fully vested and have exercise prices ranging from $14.3172 to $22.3725 and expire on or before December 2016. Any amounts realized by the NEOs during 2010 from the Belo Corp. option and RSU awards they retained as a result of the spin-off are presented below in the “Option Exercises and Stock Vested in 2010” table.

The scheduled vesting of the Belo Corp. RSU awards that the A. H. Belo NEOs retained as a result of the spin-off and that remained outstanding as of December 31, 2010 is as follows:

		Robert W.	James M.	John C.	Alison K.	Daniel J.
Vesting Date	Award Type	Decherd	Moroney III	McKeon	Engel	Blizzard

February 8, 2011	2007 TBRSU	157,640	57,160	—	18,050	12,030

The Belo Corp. RSUs above are valued as of the vesting date. Had these RSUs vested on December 31, 2010, the market value of the outstanding Belo Corp. RSUs held by each of the NEOs was: Robert Decherd, $1,116,091; Jim Moroney, $404,693; John McKeon, $0; Ali Engel, $127,794; and Dan Blizzard, $85,172. The calculation is based on the closing market price of a share of Belo Corp. Series A common stock on December 31, 2010 of $7.08. The table above does not include equity awards that Robert Decherd and Jim Moroney received after the spin-off related to their Belo Corp. Board service.

The following table presents information on amounts realized from options and stock awards vested during 2010. None of the NEOs exercised any Belo Corp. options during 2010.

Option Exercises and Stock Vested in 2010
	Option Awards		Stock Awards
	A. H. Belo		A. H. Belo		Belo Corp.
	Number of		Number of		Number of
	Shares		Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)	Vesting (#)	on Vesting ($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(d)	(e)(3)

Robert W. Decherd	36,000	$243,360	13,680	$109,303	68,400	$455,544
James M. Moroney III	—	$—	5,955	$47,580	29,769	$198,262
John C. McKeon	31,089	$109,302	1,540	$12,305	7,701	$51,289
Alison K. Engel	36,000	$219,120	848	$6,776	4,240	$28,238
Daniel J. Blizzard	20,000	$126,968	636	$5,082	3,174	$21,139

(1)	The value realized upon the exercise of stock option awards is equal to the difference between the market value of A. H. Belo Series A common stock at the time of exercise and the stock option exercise price, multiplied by the number of shares acquired upon exercise of the stock option.

(2)	The value realized upon vesting of RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Series A common stock on the vesting date. The vested stock awards represent the December 2006, February 2007 and November 2007 TBRSU awards and the final one-third of the December 2006 PBRSU award, which vested on April 15, 2010 at a price of $7.99 per share.

(3)	The value realized upon vesting of these RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the December 2006 and February 2007 TBRSU awards and the final one-third of the December 2006 PBRSU award, which vested on February 4, 2010, at a price of $6.66 per share.

Employment Arrangements

In 2010, the Compensation and Nominating and Corporate Governance Committees of the Company’s Board ratified a retention and relocation agreement with John McKeon, a named executive officer in this proxy statement. In connection with the retention and relocation agreement, John’s base salary was set at $400,000 with a target bonus opportunity set at 60% of his base salary and he is eligible to receive equity awards under the terms of the Company’s Incentive Compensation Plan. In addition, John received a $407,886 retention bonus ($300,000 net after tax), together with relocation assistance in moving his residence to Dallas, Texas from California. On March 3,

2011, in accordance with the terms of the retention and relocation agreement, A. H. Belo purchased John’s California residence from him for $3.1 million. John also received reimbursement, with tax gross-ups, for closing costs on the sale of his California home, as well as moving and other relocation expenses. He was also reimbursed for the cost of his monthly mortgage payments, taxes, insurance and homeowners’ association fees on a Texas home that he purchased for the period of time during which he owned both Texas and California homes. The aggregate amount of Company reimbursement for John’s closing costs and relocation expenses is estimated to be $446,635 (approximately $328,500 net after tax), most of which will be paid in 2011. Amounts paid in 2010 are reflected in the Summary Compensation Table on page 36 of this proxy statement. Under the terms of the agreement, if John voluntarily resigns from A. H. Belo or The Dallas Morning News, Inc. during the three-year period ending September 22, 2013, he will be required to repay the Company for all or a portion of the after-tax amount of the retention bonus and relocation benefits as follows:

Time Period	Repayment %	Estimated Repayment

On or before September 22, 2011	100%	$628,500
September 23, 2011 — September 22, 2012	75%	$471,375
September 23, 2012 — September 22, 2013	50%	$314,250

Post-Employment Benefits

Pension Plan.  Through March 31, 2007, Belo Corp. offered pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory Pension Plan was available to substantially all Belo Corp. employees who had completed one year of service and had reached 21 years of age as of June 30, 2000. The Pension Plan was amended effective July 1, 2000. As a result, new or rehired employees were not eligible to accrue additional benefits in the Pension Plan and individuals who were active participants immediately prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan effective June 30, 2000. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a qualified 401(k) plan maintained for substantially all Belo employees. Dan Blizzard made an election effective July 1, 2000 to cease accruing additional Pension Plan benefits, thereby becoming eligible for enhanced participation in the Belo Savings Plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees were provided five additional years of credited service and became eligible for transition benefits described below under the heading “Pension Transition Benefits.” Robert Decherd and Jim Moroney were participants in the Pension Plan at the time of the freeze and received such transition benefits. Robert Decherd is currently eligible to receive benefits under the early retirement provisions of the Pension Plan. In addition, beginning April 1, 2007, Robert and Jim, along with all other former Pension Plan participants who remained active employees, became eligible for increased matching and profit sharing contributions initially under the Belo Savings Plan and then under the A. H. Belo Savings Plan, both qualified 401(k) plans maintained for substantially all employees.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual covered compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1% times final monthly compensation times years of credited service plus .35% times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company contributions to the Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33% times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67% times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7 percent. The Pension Plan also provides for the payment of death benefits.

Pension Transition Benefits.  In connection with the spin-off on February 8, 2008, A. H. Belo adopted two separate defined contribution plans, which are designed to provide those employees who previously participated in the Pension Plan and were affected by the Pension Plan freeze in 2007 a supplemental benefit over a five-year period to replace a portion of the pension benefit they would have earned had the Pension Plan not been frozen. The PTS Plan is an account-balance plan that is intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code (the “Code”).

The PTS Restoration Plan is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain an A. H. Belo or Belo Corp. employee through the last day of a designated plan year. The amount of any contribution is determined by applying an actuarially-determined factor to the participant’s eligible compensation earned during a given plan year. Eligible compensation is limited to $245,000 for all participants in the PTS Plan and PTS Restoration Plan.

The Company suspended, with respect to all participants, the 2009 contributions that would have been made to the PTS Plan and PTS Restoration Plan in 2010. Effective January 1, 2010, the PTS Plan and PTS Restoration Plan benefits were reinstated for all participants and accrued benefits for 2010 will be contributed in 2011.

The table below presents the present value of each NEO’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2010. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Pension Plan was frozen on March 31, 2007. Only Robert Decherd and Jim Moroney received this five-year credit. For the Pension Plan, Belo Corp. uses a December 31 measurement date for financial reporting purposes with respect to Belo Corp.’s audited financial statements for the year ending December 31, 2010.

Pension Benefits at December 31, 2010
		Number of
		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service (#)	Benefit ($)
(a)(1)	(b)	(c)(2)	(d)(3)

Robert W. Decherd	The G. B. Dealey Retirement Pension Plan	39	$1,077,191
James M. Moroney III	The G. B. Dealey Retirement Pension Plan	31	$555,492

(1)	John McKeon, Ali Engel and Dan Blizzard are not participants in the Pension Plan or in the PTS Plan.

(2)	Belo Corp. froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include the five-year credit, as well as service through March 31, 2007, the date of the freeze.

(3)	Amounts indicated in column (d) do not include pension transition supplement payments that the Company funded into the PTS Plan, a qualified defined contribution retirement plan, and the PTS Restoration Plan, a non-qualified plan, in March 2009. These amounts are shown under the heading “All Other Compensation” in the Summary Compensation Table on page 36 of this proxy statement. In 2009, pension transition supplement contributions for all participants were suspended resulting in no contributions to either the PTS Plan or PTS Restoration Plan in 2010. The 2010 contribution amounts which are expected to be contributed to the PTS Plan by April 2011, are as follows: Robert Decherd, $17,542 and Jim Moroney, $24,206.

Recent Pension Plan Developments.  In October 2010, A. H. Belo and Belo Corp. entered into a Pension Plan Transfer Agreement to split the Pension Plan into separately-sponsored plans. The split was effective January 1, 2011. For additional information on this topic, see “Certain Relationships” on page 51 of this proxy statement.

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.  As noted above under “Pension Transition Benefits,” the Company adopted the PTS Restoration Plan, a non-qualified plan intended to cover any pension supplement payments that exceeded IRS limits to all qualified plan accounts. The Company suspended the 2009 contributions to the PTS Restoration Plan that would have been made in 2010. The benefit was reinstated effective January 1, 2010. The accrued benefits for 2010 will be contributed in 2011. Participants are allowed to select from a number of market-based nominal investment alternatives for amounts credited to their accounts. Robert Decherd and Jim Moroney are the only named executive officers for whom amounts have been credited under the PTS Restoration Plan. The aggregate earnings in the year ending December 31, 2010 for each eligible NEO who participates in the PTS Restoration Plan are as follows:

Non-Qualified Deferred Compensation for 2010
	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last FYE	FYE	Distributions	FYE
Name	($)	($)	($)	($)
(a)	(c)	(d)	(e)	(f)

Robert W. Decherd	$—	$113	$—	$1,076
James M. Moroney III	$—	$979	$—	$8,545

(1)	Total Company contributions to Robert Decherd’s and Jim Moroney’s PTS Restoration Plan accounts that have been reported in the Company’s prior proxy statements as “All Other Compensation” in the Summary Compensation Table are $918 and $7,174, respectively. Amounts under the PTS Restoration Plan are distributed upon termination of employment in a lump sum to the participant.

John McKeon, Ali Engel and Dan Blizzard are not participants in the PTS Restoration Plan.

Change in Control Arrangements and Other Agreements Upon Termination of Employment

The following descriptions reflect the amount of compensation that would have become payable to each of the NEOs under existing arrangements if there had been a change in control or the named executive’s employment had terminated on December 31, 2010, given the named executive’s compensation and service levels at A. H. Belo as of such date and, if applicable, based on A. H. Belo’s closing stock price on that date. As used in this section, termination means the termination of a named executive officer’s employment with the Company due to death, disability or retirement at or after age 55 with at least three years of service or involuntary termination without cause. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include Belo Corp. equity awards received in connection with the spin-off transaction (see “Equity Holdings and Value Realization of Belo Corp. Securities related to Spin-Off” on page 40).

Except as described below, at December 31, 2010, the Company did not have individual written agreements with any of the NEOs that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. The actual amounts that would be paid upon a NEO’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age.

2009 Severance Plan.  The 2009 Severance Plan, an employee welfare benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA), provides severance benefits to eligible employees, including the NEOs, following involuntary terminations of employment by the Company, including, but not limited to, reduction-in-force and re-engineering actions. The severance benefit provided under the 2009 Severance Plan for participants at or above the level of vice president is an amount equal to 1.0 week of base pay multiplied by the number of years of service, subject to a minimum benefit of 16 weeks of pay, plus six months of COBRA premiums. Severance benefits are paid in a lump sum following termination of employment and upon the execution of a release. Outplacement services also may be provided. In the event of an involuntary termination of employment by the Company, all unvested option and RSU awards are forfeited immediately and all vested options remain exercisable for one year from the date of termination.

CIC Plan Change in Control Benefits.  Under A. H. Belo’s Change in Control Severance Plan (“CIC Plan”), each designated executive is eligible for certain payments upon a change in control. The circumstances that would result in a change in control under the CIC Plan include: (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the Company’s voting securities (excluding voting securities held by Robert Decherd and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s Board of Directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of A. H. Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by A. H. Belo shareholders of a plan of liquidation or dissolution. In connection with any actual termination of employment, change in control or otherwise, A. H. Belo may determine to enter into or amend other agreements or arrangements that provide additional or alternative benefits that would be payable as a result of such events, as the Compensation Committee or Board determines appropriate.

The amounts presented in the table below with respect to change in control payments are based upon the terms of the CIC Plan had there been a termination of employment in connection with a change in control on December 31, 2010. The actual amounts that would be paid upon a NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, A. H. Belo’s or Belo Corp.’s stock price, as applicable, and the executive’s age.

ICP Change in Control Benefits.  Compensation and benefits of all plan participants, which include A. H. Belo’s executive officers, under the Company’s ICP may also be affected by a change in control of A. H. Belo. Generally under the ICP, a change in control event means the first of the following to occur, unless the A. H. Belo Board of Directors has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ICP:

•	specified changes in the majority composition of A. H. Belo’s Board;

•	specified mergers or sales or dispositions of all or substantially all of A. H. Belo’s assets;

•	shareholder approval of a plan of complete liquidation or dissolution of A. H. Belo; or

•	acquisition of more than 30 percent of the combined voting power of A. H. Belo common stock.

Following a change in control of A. H. Belo, ICP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully-vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately.

Pension Transition Supplement Restoration Plan.  Effective February 8, 2008, A. H. Belo adopted the PTS Restoration Plan, as a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the PTS Restoration Plan, a change in control will occur on the date that there is a:

•	change in ownership in the Company, wherein any person or group acquires more than 50% of the total fair market value or total voting power of A. H. Belo stock;

•	change in effective control of the Company, wherein (a) any person or group acquires 30% or more of the total voting power of A. H. Belo stock or (b) a majority of the members of A. H. Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of A. H. Belo’s Board prior to the date of such appointment or election; or

•	change in the ownership of a substantial portion of the assets of the Company, wherein any person or group acquired A. H. Belo assets having a total gross fair market value of 40 percent or more of the total gross fair market value of all A. H. Belo assets.

Upon the occurrence of a change in control, as defined in the PTS Restoration Plan, the A. H. Belo Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants.

The approximate value of the severance benefits available to each of the NEOs, if there had been a termination of employment (as defined) due to death, disability or retirement, involuntary termination without cause, or had there been a termination of employment in connection with a change in control (as defined), on December 31, 2010, under the ICP, the 2009 Severance Plan or the CIC Plan, would have been as follows, based on a closing market price of $8.70 per share for A. H. Belo’s Series A common stock for the year ended December 31, 2010:

Potential Payments on Change in Control or Upon Termination of Employment at December 31, 2010
			Death, Disability
			or Retirement
			After Age 55
	Termination/	Termination/	with Three Years
Name and Description of Benefit	Severance Plan	Change in Control	Service
(a)	(b)	(c)	(d)

Robert W. Decherd(5)
Non-equity incentives(1)	$—	$408,000	$—
Stock options(2)	$239,400	$239,400	$239,400
Time-based RSUs(3)	$1,609,509	$1,609,509	$1,609,509
CIC Plan payments(4)	$—	$1,821,453	$—
2009 Severance Plan Payment	$352,184	$—	$—

Total	$2,201,093	$4,078,362	$1,848,909
James M. Moroney III(5)
Non-equity incentives(1)	$—	$327,250	$—
Stock options(2)	$199,500	$199,500	$199,500
Time-based RSUs(3)	$802,201	$802,201	$802,201
CIC Plan payments(4)	$—	$1,234,065	$—
2009 Severance Plan Payment	$297,367	$—	$—

Total	$1,299,068	$2,563,016	$1,001,701
John C. McKeon
Non-equity incentives(1)	$—	$240,000	$—
Stock options(2)	$96,980	$96,980	$96,980
Time-based RSUs(3)	$421,646	$421,646	$421,646
CIC Plan payments(4)	$—	$990,622	$—
2009 Severance Plan Payment	$128,920	$—	$—

Total	$647,546	$1,749,248	$518,626
Alison K. Engel
Non-equity incentives(1)	$—	$150,000	$—
Stock options(2)	$179,550	$179,550	$179,550
Time-based RSUs(3)	$523,331	$523,331	$523,331
CIC Plan payments(4)	$—	$716,940	$—
2009 Severance Plan Payment	$94,773	$—	$—

Total	$797,654	$1,569,821	$702,881
Daniel J. Blizzard
Non-equity incentives(1)	$—	$100,000	$—
Stock options(2)	$99,750	$99,750	$99,750
Time-based RSUs(3)	$337,169	$337,169	$337,169
CIC Plan payments(4)	$—	$565,106	$—
2009 Severance Plan Payment	$84,800	$—	$—

Total	$521,719	$1,102,025	$436,919

(1)	In the event of a change in control, short-term, non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). Cash bonuses are not automatically paid for executives terminating under other circumstances. See “Compensation Discussion and Analysis — Change in Control and Severance Benefits” on page 34 of this proxy statement for a discussion of change in control events under the ICP.

(2)	In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all option holdings is accelerated and all vested options will remain exercisable until the original expiration date of that option (10 years from the date of grant). If any named executive officer is terminated without cause, vested options will remain exercisable for a period of one year from the date of the executive’s termination of employment. All stock options, vested or unvested, are forfeited immediately in the event an executive is terminated for cause or voluntarily resigns. Unvested options are forfeited immediately.

(3)	Generally, all unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns; however, the Compensation Committee retains discretion to accelerate the vesting of these RSUs in the case of involuntary severance without cause. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable but no earlier than allowable under Section 409a of the Code.

(4)	As of December 31, 2010, a multiple of 2.0 for the CEO and a multiple of 1.5 would have applied to each of the other NEO’s payments under the CIC Plan had a termination of employment in connection with a change in control occurred. This multiple is used to determine the total cash payment to be awarded to each executive, and is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the A. H. Belo Savings Plan, PTS Plan payments and PTS Restoration Plan payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. For each executive, the assumptions for outplacement costs and legal fees in the table above were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds three times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. For each of the executives listed in the table above, a gross-up payment would not be necessary.

(5)	In addition to the change in control payments available under the ICP and the CIC Plan, there are also change in control provisions in the PTS Restoration Plan. Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants. At December 31, 2010, the balance in Robert Decherd’s PTS Restoration account was $1,076 and the balance in Jim Moroney’s PTS Restoration account was $8,545. These amounts are not included in the table above. No other NEO had a PTS Restoration account balance at December 31, 2010.

DIRECTOR COMPENSATION

Director Compensation for 2010

Non-employee directors receive compensation for their Board and committee service. Executive officers of the Company who also serve as A. H. Belo directors do not receive separate compensation for Board service. Based on recommendations from the Compensation Committee, the Board determines the amount of non-employee director compensation each year and designates the manner in which it is paid. The annual retainer is paid on the date of the Company’s annual meeting of shareholders for service through the date of the next annual meeting. Directors who are initially elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary term of service. Vesting and payment dates for equity awards are adjusted to coincide with dates of awards relative to the previous award dates.

During 2010, non-employee directors on the A. H. Belo Board received an annual retainer package with a nominal value of $112,000. The annual retainer is for the 2010-2011 term of service beginning June 10, 2010, the date of the Company’s 2010 annual meeting of shareholders, through May 18, 2011, the date of the 2011 annual meeting of shareholders. One-half of the Board’s annual retainer was paid in cash and the remaining one-half was paid in the form of TBRSUs for A. H. Belo Series A common stock. The number of TBRSUs was determined based on the closing market price of A. H. Belo Series A common stock on the date of the award. Annual awards for 2010-2011 were made on June 10, 2010.

A. H. Belo directors who served as committee chairs in 2010 received an additional $8,000 in cash. A. H. Belo reimburses directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at Board and committee meetings. Robert Decherd, who was an executive officer of the Company during 2010, did not receive separate compensation for A. H. Belo Board service.

Director Doug Carlston resigned in November 2010 due to personal circumstances and forfeited a portion of his annual compensation to reflect his prorated term of service. Director nominee Ron McCray joined the Board on September 23, 2010. He received a prorated amount of the annual retainer package for the balance of the service year. Vesting and payment dates of Ron’s TBRSU award were adjusted to coincide with the director awards granted in June 2010. Dave Morgan and Don Williams discontinued A. H. Belo Board service immediately following the 2010 annual meeting and received no director compensation in 2010.

The following table sets forth compensation for each A. H. Belo non-employee director for service as a director during the year ended December 31, 2010:

Non-Employee Director Compensation

	Fees Earned or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)(1)	($)
(a)	(b)	(c)	(h)

Douglas G. Carlston	$64,000	$27,157	$91,157
Dealey D. Herndon	$56,000	$55,995	$111,995
Laurence E. Hirsch	$56,000	$55,995	$111,995
Ronald D. McCray	$40,810	$36,666	$77,476
Tyree B. Miller	$64,000	$55,995	$119,995
David R. Morgan	$—	$—	$—
John P. Puerner	$64,000	$55,995	$119,995
J. McDonald Williams	$—	$—	$—

(1)	The amounts indicated in column (c) for stock awards are based on the grant date fair value of awards made June 10, 2010. Directors’ TBRSU awards vest on the date of the annual shareholders meeting one year following the initial grant or on the next regularly scheduled shareholders meeting date for prorated awards made during a service period. Payment of vested TBRSUs is made 60% in shares of A. H. Belo Series A common stock and 40% in cash. Directors who voluntarily resign or retire from A. H. Belo Board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the payment date, which is three years following the initial award. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

Following are the TBRSU holdings of each of A. H. Belo’s non-employee directors as of December 31, 2010:

	July 2008	May 2009	June 2010
	Award	Award	Award
	Payable in	Payable in	Payable in
Name	July 2011	May 2012	May 2013

Douglas G. Carlston	5,300	22,220	4,230
Dealey D. Herndon	5,300	22,220	8,722
Laurence E. Hirsch	5,300	22,220	8,722
Ronald D. McCray	—	—	5,408
Tyree B. Miller	—	22,220	8,722
David R. Morgan	5,300	22,220	—
John P. Puerner	5,300	22,220	8,722
J. McDonald Williams	5,300	22,220	—

Prior to 2010, A. H. Belo directors received a portion of annual compensation in the form of stock options for the purchase of Series B common stock. The option exercise price is equal to the closing market price of Series A common stock on the date of grant. Options generally vested one year from the date of grant and expire 10 years from the date of grant. Vested options remain exercisable for the original term of the award for all former directors. Following are the stock option holdings of each of A. H. Belo’s non-employee directors as of December 31, 2010:

	Outstanding	Exercisable
Name	Stock Options	Stock Options

Douglas G. Carlston	16,431	16,431
Dealey D. Herndon	52,426	52,426
Laurence E. Hirsch	65,485	65,485
Ronald D. McCray	—	—
Tyree B. Miller	—	—
David R. Morgan	15,900	15,900
John P. Puerner	41,826	41,826
J. McDonald Williams	14,160	14,160

CERTAIN RELATIONSHIPS

A. H. Belo has a written Code of Business Conduct and Ethics. One policy in the Code provides that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest interferes or appears to interfere with A. H. Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and the Company’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The Board has adopted a written related person transaction policy and procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of SEC Regulation S-K, are subject to review by the Audit Committee. Transactions subject to the policy are any transaction within the scope of Item 404(a) and accompanying instructions of the Regulation S-K, which are transactions exceeding $120,000 in which executive officers, directors or greater than 5% shareholders, or members of their immediate families, have a direct or indirect material interest. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Robert Decherd is chairman of the Board, president and Chief Executive Officer of A. H. Belo, and the non-executive chairman of the Board of Belo Corp. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo Corp. Dealey Herndon is a director of both Belo Corp. and A. H. Belo.

In connection with the 2008 spin-off, Belo Corp. and A. H. Belo entered into a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin-off date (February 8, 2008). The tax matters agreement was subsequently amended in 2009 to allow certain of A. H. Belo’s tax losses for the years 2008 and 2009 to be carried back to Belo Corp.’s prior consolidated tax returns. After the tax matters agreement was amended, Belo Corp. amended its 2007 tax return to generate a federal income tax refund of approximately $12 million, which refund was held by Belo Corp. on A. H. Belo’s behalf and applied towards A. H. Belo’s obligations to reimburse Belo Corp. for a portion of Belo Corp.’s contributions to the Belo Corp.-sponsored Pension Plan. In December 2010, Belo Corp. and A. H. Belo agreed that any tax refund relating to net operating losses from the 2009 tax year, expected to be approximately $4.7 million, will be allocated 25 percent to Belo Corp. and 75 percent to A. H. Belo.

In October 2010, Belo Corp. and A. H. Belo entered into a Pension Plan Transfer Agreement (the “Transfer Agreement”), which amended the 2008 employee matters agreement and provided for the split of the Pension Plan into separately sponsored plans effective January 1, 2011. At the time of the 2008 spin-off, Belo Corp. remained the sole sponsor and administrator of the Pension Plan for all of its approximately 9,300 participants, and A. H. Belo agreed to share investment oversight responsibilities with Belo Corp. and was obligated to reimburse Belo Corp. for 60 percent of each contribution Belo Corp. made to the Pension Plan. Effective January 1, 2011, benefit liabilities and assets allocable to the approximately 5,100 current and former employee participants of A. H. Belo and its newspaper businesses were transferred in accordance with government regulations to two new defined benefit pension plans created, sponsored and managed by or on behalf of A. H. Belo, and the new A. H. Belo plans are now solely responsible for paying those benefits. A final assessment and reconciliation of the assets and liabilities transferred will be completed by the end of the second quarter of 2011 based on final January 1, 2011 census data for the plans. The benefit liabilities and assets allocable to current and former employee participants of Belo Corp. and its television businesses continue to be held by the original Pension Plan sponsored and managed by or on behalf of Belo Corp.. The split of the Pension Plan does not change the amount of the benefits any participant has accrued or is currently receiving. For plan years starting on and after January 1, 2011, Belo Corp. and A. H. Belo are each solely responsible for making contributions to their respective plans. On January 3, 2011, the initial transfer of assets was made to each of the newly-established A. H. Belo-sponsored pension plans. In total, $215,235,568 was transferred representing approximately 91% of the estimated total amount to be transferred. As soon as practical, but no later than June 1, 2011, the Pension Plan’s actuary will determine the final, total amount to be transferred in accordance with Section 4044 of ERISA on the basis of assumptions used for such purpose by the Pension Benefit Guaranty

Corporation. The actual funding of any remaining amount will be made no later than the end of the second quarter 2011.

Belo Corp.’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News, owned by A. H. Belo, entered into agreements whereby each agrees to provide media content, cross-promotion and other services to the other on a mutually agreed-upon basis. To date, the services and content provided each company has been cash neutral to both companies. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo Corp.

In connection with the February 2008 spin-off and an assessment of their respective downtown Dallas real estate needs, A. H. Belo and Belo Corp. agreed to co-own, through the creation of a limited liability company (the “LLC”), The Belo Building and specified other downtown Dallas real estate. A. H. Belo and Belo each own 50 percent of the LLC and lease from the LLC 50 percent of the available rental space in The Belo Building and related parking sites under long-term leases that are terminable under various conditions. A third party real estate services firm, engaged by the LLC, manages The Belo Building and other real estate owned by the LLC. As of December 31, 2010, A. H. Belo’s investment in the assets held by the LLC was approximately $16 million. In addition, the Company and Belo co-own certain investments in third-party businesses. A. H. Belo’s aggregate investment in these third party businesses was approximately $600,000 as of December 31, 2010.

The Company is not aware of any other related person transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2010 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the year ended December 31, 2010 may be obtained without charge upon written or oral request to A. H. Belo Corporation, Attention: Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200. Our Annual Report on Form 10-K is also available free of charge on www.ahbelo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own A. H. Belo common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one Notice or only one set of proxy materials from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2010 annual report, please contact the Investor Relations department of A. H. Belo Corporation (P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firm, bank, broker-dealer or other similar organization where your shares are held.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future A. H. Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor ServiceDirect, which may be accessed via the Internet at www.bnymellon.com/shareowner/equityaccess.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

SHAREHOLDER PROPOSALS FOR 2012 MEETING

In order to propose business for consideration or nominate persons for election to the A. H. Belo Board, a shareholder must comply with the advance notice provisions of our bylaws and all applicable SEC requirements. The bylaws provide that any such proposals or nominations must be submitted to and received by us between February 18, 2012 and March 19, 2012 in order to be considered at the 2012 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2012 annual meeting may do so by submitting the proposal to the attention of A. H. Belo’s Secretary by no later than December 6, 2011 and following the procedures described in the Company’s bylaws and SEC Rules 14a-8, 14a-11 and 14a-18.

Copies of the bylaws and SEC Rules 14a-4, 14a-8, 14a-11 and 14a-18 may be obtained by contacting A. H. Belo’s Secretary at P. O. Box 224866, Dallas, Texas 75222-4866, or by telephone at (214) 977-8200, and submissions pursuant to these provisions should be addressed to A. H. Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

DANIEL J. BLIZZARD
Secretary
Dated: April 4, 2011

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from A. H. Belo Corporation
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board of Directors is posted on A. H. Belo’s Web site at www.ahbelo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
A. H. Belo Corporation, Attention: Secretary,
P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Board Composition & Qualifications

Majority Voting in the Election of Directors
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

A-1

APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from A. H. Belo Corporation
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board of Directors is posted on A. H. Belo’s Web site at www.ahbelo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
A. H. Belo Corporation, Attention: Secretary,
P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Board Composition & Qualifications

Independence
A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees:

Number, Structure and Independence of Committees
The Board has three standing committees:  Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with A. H. Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with A. H. Belo. For purposes of these standards, “A. H. Belo” means A. H. Belo Corporation and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of A. H. Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of A. H. Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of A. H. Belo’s outside auditing firm; (b) the director is not a current employee of A. H. Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of A. H. Belo’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of A. H. Belo’s outside auditing firm and personally worked on A. H. Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of A. H. Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received during any 12-month period in the past three years, any direct compensation payments from A. H. Belo in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family

B-1

member for service as a non-executive employee of A. H. Belo, and pension or other forms of deferred compensation for prior service;

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from A. H. Belo, or during any of the last three fiscal years has made payments to or received payments from A. H. Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which A. H. Belo makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which A. H. Belo was indebted at the end of A. H. Belo’s last full fiscal year in an aggregate amount in excess of 2% of A. H. Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that A. H. Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for A. H. Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that A. H. Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in A. H. Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from A. H. Belo Corporation or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with A. H. Belo; or (2) is “an affiliated person” of A. H. Belo Corporation or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

AH BELO-PS-11

NOTICE TO PARTICIPANTS
IN THE
A. H. BELO SAVINGS PLAN AND
THE SEPARATE BELO SAVINGS PLAN
MAINTAINED BY BELO CORP.
(the “Savings Plans”)

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the A. H. Belo Corporation (“A. H. Belo” or the “Company”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the 2011 Annual Meeting of Shareholders of A. H. Belo that will be held in the TXCN Building at 570 Young Street, Dallas, Texas, on May 18, 2011, at 1:30 p.m. (local time). The A. H. Belo Board of Directors has fixed the close of business on March 22, 2011 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2011 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing directors, ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm, voting on an advisory resolution on executive compensation (say-on-pay), voting on an advisory vote on the frequency of future say-on-pay votes (say-on-frequency), and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of each of the Savings Plans (“Fidelity”), can vote the shares of A. H. Belo stock held by each of the Savings Plans. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of A. H. Belo stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plans must be received by 11:59 p.m. Eastern Time on May 16, 2011, and may not be provided at the meeting.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

With respect to each of the Savings Plans, Fidelity will vote all A. H. Belo shares held by that plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before May 16, 2011 from participants in that plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors, FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, FOR approval of an advisory resolution on executive compensation (say-on-pay), and for every THREE YEARS with respect to the frequency of future advisory votes on say-on-pay. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of A. H. Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is May 16, 2011. Fidelity cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before May 16, 2011. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in your Savings Plan.

Further Information

If you are a direct shareholder of A. H. Belo, please note that you must vote your directly-owned shares and your plan shares separately. You may not use the card or the voter identification information with respect to your directly-owned shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

April 4, 2011

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the A. H. BELO SAVINGS PLAN and
as Trustee of the BELO SAVINGS PLAN

AH BELO-LTR-11

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. Voting instructions with respect to A. H. Belo Corporation shares held in the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. (together, the “Savings Plans”) must be received by 11:59 p.m. Eastern Time on May 16, 2011, and may not be provided at the meeting. INTERNET http://www.proxyvoting.com/ahc Use the Internet to vote. Have your proxy/voting instruction card in hand when you access the web site. A. H. BELO CORPORATION OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your proxy/voting instruction card in hand when you call. If you vote by Internet or by telephone, you do NOT need to mail back your proxy/voting instruction card. To vote by mail, mark, sign and date your proxy/voting instruction card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies or the Trustee of the Savings Plans, as applicable, to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card. Fulfillment 96485 96357 FOLD AND DETACH HERE Please mark your votes as indicated in this example X FOR WITHHOLD *EXCEPTIONS 1. Election of the following nominees ALL FOR ALL FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm Nominees: 3. Approval of an advisory resolution on executive compensation 01 Ronald D. McCray (say-on-pay) 02 Louis E. Caldera 03 Robert W. Decherd 04 Tyree B. (Ty) Miller 1 YEAR 2 YEARS 3 YEARS ABSTAIN 4. An advisory vote on the frequency of future (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the say-on-pay votes (say-on-frequency) “Exceptions” box above and write that nominee’s name in the space provided below.) 5. At the discretion of such proxy holders or the Trustee of the Savings Plans, as applicable, *Exceptions on any other matter that properly may come before the meeting or any adjournment or postponement thereof. This proxy/voting instruction card will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date

You can now access your A. H. Belo account online. Access your A. H. Belo account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for A. H. Belo, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://www.proxyvoting.com/ahc FOLD AND DETACH HERE PROXY/VOTING INSTRUCTION CARD Annual Meeting of Shareholders — To be held May 18, 2011 THE BOARD OF DIRECTORS OF A. H. BELO CORPORATION SOLICITS THIS PROXY. Appointment of Proxies: The undersigned hereby appoints Robert W. Decherd, Alison K. Engel, and Daniel J. Blizzard, or any one or more of them as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of A. H. Belo Corporation held of record by the undersigned on March 22, 2011, at the 2011 Annual Meeting of Shareholders, and any adjournment or postponement thereof. Voting Instructions by Participants in the Savings Plans: This proxy/voting instruction card, when properly completed and returned by you, constitutes voting instructions to Fidelity Management Trust Company (“Fidelity”), as the trustee of each of the Savings Plans, to vote the shares of A. H. Belo Corporation (“A. H. Belo”) common stock allocated to your plan account as of March 22, 2011 at the 2011 Annual Meeting of Shareholders, and any adjournment or postponement thereof, and also constitutes voting instructions to Fidelity for a proportionate number of shares of A. H. Belo common stock in the Savings Plans for which voting instructions have not been received. Your instructions to Fidelity will be held in confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of A. H. Belo. Please use the other side of this form in giving your instructions. THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. IF YOU SIGN, DATE AND RETURN A PROXY/VOTING INSTRUCTION CARD BUT DO NOT CHECK ANY BOXES ON THE CARD, THEN THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION (SAY-ON-PAY), FOR “THREE YEARS” WITH RESPECT TO THE FREQUENCY OF FUTURE ADVISORY VOTES ON SAY-ON-PAY (SAY-ON-FREQUENCY), AND IN THE PROXYHOLDERS’ OR THE TRUSTEE’S, AS APPLICABLE, DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Fulfillment (Continued and to be marked, dated and signed, on the other side) 96485 96357